UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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National HealthCare Corporation
(Name of Registrant as Specified in Its Charter)
________________________________________ (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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April 6, 2020

Dear Fellow Shareholder:

It is our pleasure to invite you to attend NHC’s 2020 Annual Meeting of Shareholders. We plan to hold the annual meeting on Thursday, May 7, 2020 at 4:00 PM CDT on the 14th Floor of the City Center located at 100 E. Vine Street, Murfreesboro, Tennessee 37130.

While we intend to hold our annual meeting in person, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our annual meeting information on our website at www.nhccare.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

The Notice of Annual Meeting and Proxy Statement in this mailing describe the business items we plan to address at the annual meeting. We also will present a brief report on our business and respond to your questions. Our 2019 Annual Report to Shareholders, which is not a part of our proxy solicitations materials, is also enclosed. We encourage you to read our Annual Report.

Your vote is very important. Please take the time to cast your vote regardless of the number of shares you own. You have the option to cast your proxy vote by telephone (1-800-690-6903) or online at www.proxyvote.com as provided by Broadridge Financial Solutions. These are quick, cost-effective and easy ways for you to submit your proxy. If you vote by telephone or via the internet, you do not need to return the enclosed proxy card by mail. If you prefer to vote by mail, please promptly sign, date and return the enclosed proxy card in the postage-paid envelope provided.

We look forward to seeing you on Thursday, May 7, 2020.

Best regards,

Robert G. Adams Chairman of the Board	Stephen F. Flatt Chief Executive Officer

                                                       2020   PROXY STATEMENT

NHC

100 E. Vine Street

Murfreesboro, TN 37130

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2020 Annual Meeting of the Shareholders of National HealthCare Corporation will be held on the 14th Floor of the City Center at 100 E. Vine Street, Murfreesboro, Tennessee, on Thursday, May 7, 2020, at 4:00 PM CDT. While we intend to hold our annual meeting in person, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our annual meeting information on our website at www.nhccare.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

At the 2020 Annual Meeting of the Shareholders, we will vote on the following items and any other matters that are properly presented:

1)	The re-election of W. Andrew Adams, Ernest G. Burgess, III and Emil E. Hassan as directors to hold office for a three (3) year term and until their successors have been duly elected and qualified;
2)	To consider an advisory vote on compensation of our named executive officers;
3)

Approve the adoption of the National HealthCare Corporation 2020 Omnibus Equity Incentive Plan (the “2020 Equity Incentive Plan”), Pursuant to which 2,500,000 shares will be available to grant for restricted stock, stock appreciation rights, stock options, and employee stock purchase plan needs;

4)

Vote on a shareholder proposal, if properly presented, requesting the Board of Directors to prepare a report by September 2020, on if and how the Company is taking steps to enhance broader diversity; and

5)	Transact such other business as may properly come before the meeting or any continuances of it.

The Board has chosen the close of business on Friday, March 13, 2020 as the record date for the determination of shareholders who must be notified of and who are eligible to vote at the 2020 Annual Meeting of the Shareholders or at any postponement or adjournment thereof.

Please use the toll-free phone number 1-800-690-6903 or vote online at www.proxyvote.com (provided by Broadridge Financial Solutions) or sign, date, and return the proxy card promptly in the enclosed envelope. All proxy materials are also available via the website at www.nhccare.com. If you attend the 2020 Annual Meeting of Shareholders, you may vote in person even if you have previously mailed a proxy card.

As authorized by the Board of Directors,

Josh A. McCreary
Senior VP, General Counsel, and Secretary

April 6, 2020

Murfreesboro, TN

Your Vote is Important!

NHC

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100 E. Vine Street

Murfreesboro, Tennessee 37130

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PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING

Why are you receiving these proxy materials?

We are providing these proxy materials to you because NHC’s Board of Directors (the “Board”) is asking (or soliciting) shareholders to provide proxies to be voted at our 2020 Annual Meeting of the Shareholders (the “Meeting”). The Meeting is scheduled for Thursday, May 7, 2020 at NHC’s principal executive office, located on the 14th Floor of the City Center at 100 E. Vine Street, Murfreesboro, Tennessee. Your proxy will be used at the Meeting or at any adjournment or postponement of the Meeting. In this Proxy Statement, we refer to National HealthCare Corporation as “NHC,” “we,” “our” or the “Company.”

What is a proxy?

A proxy is a legal designation of another person to vote your shares. You may authorize the other person by phone or via an Internet website. You also may do so in writing by filling out your proxy card if you hold shares in your own name. If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer voting by mail, by completion of a voting instruction card, by telephone or via the Internet.

When is this Proxy Statement (with Annual Report) being mailed?

This Proxy Statement and the proxy card are first being sent to shareholders on or near April 6, 2020. A copy of the Annual Report on Form 10-K for the Company for the year ended December 31, 2019, including audited financial statements, is also enclosed.

Are the proxy materials available on the Internet?

A full set of proxy materials is available on the NHC website at www.nhccare.com. Just click on the button labeled “2020 Proxy Materials” after clicking on the “Investor Relations” and “Annual Meeting” tabs. Our Company maintains the confidentiality of shareholders who use our website. We do not utilize “cookies” or other tracking features on the NHC website.

What is a shareholder of record?

A shareholder of record or registered shareholder is a shareholder whose ownership of NHC Common Stock (defined below) is reflected directly on the books and records of the Company’s transfer agent. If you hold NHC Common Stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker or similar organization.

How can you vote?

If you are a shareholder of record, you may vote by using the toll-free number 1-800-690-6903 or via the Internet at www.proxyvote.com. Your proxy card includes instructions for using these quick, cost-effective and easy voting methods. You also may simply fill out, sign and date your proxy card and mail it in the prepaid envelope included with these proxy materials. If you vote by telephone or the Internet, DO NOT return your proxy card by mail. You will need to follow the instructions when you vote using any of these methods to make sure your vote will be counted at the Meeting. You also may vote by submitting a ballot in person if you attend the Meeting; however, we encourage you to vote by proxy card, by telephone, or via the Internet even if you plan to attend the Meeting.

If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer voting by mail (with the completion of a voting instruction card), by telephone and the Internet. If you hold shares through a broker or other nominee and wish to vote your shares at the meeting, you must obtain a legal proxy from your broker or nominee and present it to the inspector of election with your ballot when you vote at the Meeting.

Can I revoke my proxy or change my vote?

You have the power and right to revoke the proxy or change your vote at any time before the Meeting. If you are a shareholder of record, you may change or revoke your proxy by filing with the Secretary of the Company (i) a written revocation or (ii) your proxy with a later date than the prior proxy. Furthermore, if you attend the Meeting, you may elect to vote in person, thereby canceling the proxy. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request at the Meeting.

If you hold your shares through a broker or other nominee, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee. If you have obtained a legal proxy from your bank, broker or other nominee you may cancel your prior proxy by attending the Meeting and voting in person. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request at the Meeting.

Who is entitled to vote at the Meeting?

All shareholders who held shares of Common Stock at the end of the business day on Friday, March 13, 2020 (the “Record Date”) are entitled to receive notice of and to vote at the Meeting.

Who attends the Meeting?

Shareholders (or their authorized representatives) and our guests are invited to attend the Meeting.

How will your shares be represented at the Meeting?

At the Meeting, the officers named in the proxy card will vote your shares in the manner you requested if you correctly submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as our Board recommends, which is:

“FOR” the re-election of each of the nominees for director named in this Proxy Statement (Proposal I);

“FOR” the approval of the Company’s compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement (Proposal II);

“FOR” the approval of the National HealthCare Corporation 2020 Omnibus Equity Incentive Plan (the “2020 Equity Incentive Plan”) (Proposal III); and

“AGAINST” the shareholder proposal requiring a Board report by September 2020 (Proposal IV).

Are there any other matters to be addressed at the Meeting?

We know of no other matters to be brought before the Meeting, but if other matters are brought up before or at the Meeting, the officers named in your proxy would take action in their judgment in the best interests of our Company and its shareholders.

How many shares will be voted at the Meeting?

All shareholders who hold shares of Common Stock at the end of the business day on the Record Date are entitled to vote at the Meeting. As of March 13, 2020, there were 15,339,210 shares of Common Stock, par value $0.01 per share (“Common Stock”) outstanding. Each holder of shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

What constitutes a quorum for the Meeting?

The holders of a majority of the voting power of the shares of Common Stock outstanding on the Record Date will constitute a quorum at the Meeting. Shares of Common Stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company’s Secretary who will determine whether or not a quorum is present.

How many votes are required for the proposals?

The affirmative vote of a majority of the shares voted at the meeting is required for each of the Proposals.

How will abstentions be counted?

Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter but will not be counted as votes cast on such matter. As a result, once a quorum is established, abstentions will have no effect on such matters.

What is a broker non-vote and how is it counted?

If a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Each of the proposals to be voted on at the Meeting is a non-routine matter. Consequently, without your voting instructions, your brokerage firm cannot vote your shares on any of the proposals. These unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters. Accordingly, a “broker non-vote” may affect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matters.

Are there any dissenters’ rights or appraisal rights with respect to any of the proposals described in this Proxy Statement?

There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

Where can I find the voting results of the Meeting?

The Company will announce preliminary or final voting results at the Meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the completion of the Meeting.

Are there any shareholders that beneficially own more than 5% of NHC’s Common Stock?

The following information is based upon filings made by the persons or entities identified below with the SEC. Except as set forth below, as of the close of business on March 13, 2020, no person or entity was known to us to beneficially own more than 5% of the outstanding Common Stock.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership of Common Stock	Percent of Class(1)
National Health Corporation(2) P. O. Box 1398 Murfreesboro, TN 37133	1,084,763	7.1%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	911,586(3)	5.9%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,222,665(4)	8.0%

*Columns that do not apply have been deleted.

(1) The percentages shown are based on 15,339,210 shares of Common Stock outstanding plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming the exercise of options that are exercisable within 60 days.

(2) National Health Corporation is owned solely by the National Health Corporation Leveraged Employee Stock Ownership Plan & Trust. Its board of directors is composed of, Brian Kidd, Jeffrey R. Smith and R. Michael Ussery, all of whom disclaim any beneficial ownership thereof.

(3) Based solely on information provided by BlackRock, Inc. on a Schedule 13G filed February 5, 2020.

(4) Based solely on information provided by The Vanguard Group on a Schedule 13G/A filed February 10, 2020.

DIRECTORS OF THE COMPANY

NHC currently has a seven-person Board. Directors each serve a three-year term (except that directors appointed or elected to fill a vacancy may serve a shorter initial term) and may be removed from office for cause only. The following table gives information about our directors:

Name and Address of Directors	Age	Position	Expiration of Term

J. Paul Abernathy, M.D. 2102 Greenland Dr. Murfreesboro, TN 37130	84	Director	2021
Robert G. Adams 2217 Battleground Drive Murfreesboro, TN 37129	73	Chairman of the Board	2021
W. Andrew Adams 222 Robert Rose Drive Murfreesboro, TN 37129	74	Director	2020
Ernest G. Burgess III 7097 Franklin Road Murfreesboro, TN 37128	80	Director	2020
Stephen F. Flatt 100 Vine St. Ste 1400 Murfreesboro, TN 37130	64	Director & CEO	2022
Emil E. Hassan 8400 Heirloom Blvd College Grove, TN 37046	73	Director	2020
Richard F. LaRoche, Jr. 2103 Shannon Dr. Murfreesboro, TN 37129	75	Director	2022

J. Paul Abernathy, M.D. (Independent Director) joined the Board in 2003 and is a retired board-certified general surgeon. He was in private practice at Murfreesboro Medical Clinic from 1971 until retirement in 1995. Previously, he served as a general practice physician for Hazard Memorial Hospital in Hazard, Kentucky. Lt. Col. Abernathy additionally served as a flight surgeon for the Homestead Air Force Base in Florida and Chief of Surgery for the United States Air Force at Keesler Air Force Base in Mississippi. Dr. Abernathy twice served as President of the Rutherford County Stones River Academy of Medicine and is a member of the American College of Surgeons. Dr. Abernathy has a B.S. degree from Middle Tennessee State University and an M.D. degree from the University of Tennessee. From his many years as a practicing physician, Dr. Abernathy brings a unique perspective to the Board on physician matters and the business of health care. He serves on the Company’s Audit Committee, Compensation Committee and is chairman of the Nominating and Corporate Governance Committee.

Robert G. Adams (Chairman & Affiliated Director) has served NHC for 45 years - 18 years as Senior Vice President, 11 years as Chief Operating Officer, 5 years as President, 12 years as CEO and 27 years on the Board. He became Chairman of the Board on January 1, 2009 and served as Chief Executive Officer from November 1, 2004 until December 31, 2016. Mr. Adams retired from his position as CEO effective December 31, 2016 but remains non-executive Chairman of the Board. He has extensive long-term health care experience, including serving NHC as a healthcare center administrator and Regional Vice President. As the former CEO, Mr. Adams provides a valuable perspective regarding the business and strategic direction of the Company and brings his experience in all aspects of the Company’s business to the Board’s deliberations. Mr. Adams has a B.S. degree from Middle Tennessee State University. He also served on the board of National Health Realty, Inc. from December 1997 through October 2007. He is the brother of W. Andrew Adams.

W. Andrew Adams (Affiliated Director) served NHC as a full-time employee and director for 32 years and served as its President and CEO until he resigned those positions in 2004, remaining as Chairman of the Board through 2008. At its inception in December 1997, he served National Health Realty, Inc. as President and Chairman of the Board, resigning his position as President in November 2004. Mr. Adams has been President (through February 25, 2009) and CEO (through February 28, 2011) and Director of National Health Investors, Inc. (“NHI”) since its inception in 1991; he continues as Chairman of the Board. Mr. Adams previously served on the boards of American Health Care Association, National Council of Health Centers, Assisted Living Concepts, SunTrust Bank, Lipscomb University, Middle Tennessee State University, and the Boy Scouts of America. Mr. Adams’ years of experience in the health care industry are invaluable to the Board along with his thorough financial acumen and leadership skills. He received his B.S. and M.B.A. from Middle Tennessee State University. He is the brother of Robert G. Adams.

Ernest G. Burgess, III (Independent Director) served as NHC’s Senior Vice President of Operations for 20 years before retiring in 1994. In his past role as Senior Vice President of Operations, he gained significant operational experience in the long-term care business as well as experience with financial and accounting matters. He has a M.S. degree from the University of Tennessee and is currently retired after 12 years as the Mayor of Rutherford County, Tennessee. He brings to the Board unique leadership skills as well as the current government relations experience he has acquired as Mayor. Mr. Burgess also served on the board of National Health Realty, Inc. from December 1997 through October 2007. He has been an NHC director since 1997, and, before that, a director of its predecessor company beginning in 1992. Mr. Burgess serves on NHC’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Stephen F. Flatt (CEO & Inside Director) was appointed to the Board and named Chief Executive Officer effective January 1, 2017. He joined NHC in June 2005 as Senior Vice President-Development. On January 1, 2009, Mr. Flatt became NHC’s President. He served as the President of Lipscomb University from 1997 through June 2005 and, prior to that, President of Ezell Harding Christian School in Nashville and Vice President of Financial Affairs and Institutional Planning at Lipscomb. Mr. Flatt currently serves as Chair of the Council for Post Acute Care (CPAC), the Board of Governors of the American Health Care Association (AHCA), the Board of Trust of The Community Foundation of Middle Tennessee, and the Board of Directors of the Nashville Health Care Council. In 2013, he was a member of the Council’s inaugural “Health Care Fellows” Program led by former Senate Majority Leader Bill Frist. Also in 2013 he was named one of Middle Tennessee’s “Health-Care Heroes” by the Nashville Business Journal. Mr. Flatt’s role as Chief Executive Officer and his considerable experience in the health care field provides the Board with valued insight and leadership. He received his B.A. degree from David Lipscomb College and his M.S. degree and Ph.D. from George Peabody College of Vanderbilt University.

Emil E. Hassan (Independent Director) joined the Board in April 2004. In 2004, he retired from the position of Senior Vice President of manufacturing, purchasing, quality and logistics for Nissan North America, Inc. while also serving as Chairman and CEO of Distribution and Auto Services (“DAS”), a Nissan affiliate company. Prior to joining Nissan, he was with Ford Motor Co. for twelve years, where he held various management positions in engineering and manufacturing. Mr. Hassan brings to the Board, among other skills and qualifications, years of management and financial experience from his positions with Nissan and Ford Motor Company. He served for 30 years as the chairman of the Business/Education Partnership of Murfreesboro and Rutherford County and sits on the St. Thomas Health board of directors and serves on its Quality and Safety Committee along with the Finance Committee. He is a member of the Leadership Rutherford Alumni Association and the Leadership Nashville Alumni Association. He is a former board member of the Federal Reserve Bank of Atlanta, Nashville Branch. Mr. Hassan is chairman of NHC’s Compensation Committee and also serves on NHC’s Nominating and Corporate Governance Committee and Audit Committee.

Richard F. LaRoche, Jr. (Independent Director) served NHC for 27 years as Secretary and General Counsel and 14 years as Senior Vice President, retiring from these positions in May 2002. He has served as an NHC Board member since 2002. He has a law degree from Vanderbilt University and an A.B. degree from Dartmouth College. Mr. LaRoche serves as a director of privately held Lodge Manufacturing Company and is a member of its Compensation Committee. He has previously served on the publicly held boards of National Health Investors, Inc. (1991 through 2008), National Health Realty, Inc. (1997 through 2007) and Trinsic, Inc. (2003 through 2006). Mr. LaRoche’s long career as former Secretary and General Counsel of the Company, during which time he was responsible for the Company’s finance and development initiatives, provides the Board with invaluable experience in addressing the issues and challenges facing the Company. He serves on NHC’s Nominating and Corporate Governance Committee, Compensation Committee and as chairman of the Audit Committee.

EXECUTIVE OFFICERS OF THE COMPANY

Officers serve at the pleasure of the Board. The following table gives information about our executive officers (those not serving on the Board):

Executive Officers	Age	Position
Vicki L. Dodson	58	Senior V.P., Patient Services
B. Anderson Flatt, Sr.	58	Senior V.P. & Chief Information Officer
Brian F. Kidd	45	Senior V.P. & Controller, Principal Accounting Officer
Josh A. McCreary	47	Senior V.P., General Counsel, & Secretary
Leroy E. McIntosh, Jr.	59	Senior V.P., Ancillary Services and Service Line Strategy
Jeffrey R. Smith	56	Senior V.P. & Treasurer
R. Michael Ussery	61	President & Chief Operating Officer

Vicki L. Dodson (Senior Vice President, Patient Services) was named Senior Vice President, Patient Services on June 1, 2019. She joined NHC in 1984 and previously held the title of Assistant Vice President, Patient Services since 2017, and, prior to that, served as EHR Director and CPCS User Analyst. She began her career with NHC as a Home Care staff nurse and then served as a Director of Nursing and Regional Nurse. In 1996, Ms. Dodson came to the corporate office as a clinical user analyst to assist with the development and support of electronic patient assessments. Ms. Dodson earned her Bachelor of Science degree in Nursing from Austin Peay State University. She is a current member of the Tennessee and the American Nurses Associations. She is also a current member of the Quality Improvement and Clinical Practices committees for the American Health Care Association.

B. Anderson Flatt, Sr. (Senior Vice President & Chief Information Officer) brought more than 32 years of experience in health care technology when he joined the Company in 2017, including Senior Vice President and Chief Information Officer roles at Corizon Health, Cigna-HealthSpring, and AIM HealthCare (now a division of Optum). Mr. Flatt serves on the boards of Ascend Federal Credit Union and Second Harvest Food Bank of Middle Tennessee. Mr. Flatt is the recipient of the Nashville Technology Council CIO and Volunteer of the Year (2011), Nashville Business Journal Technology Power Leader (2011 and 2012), Healthcare Hero (2014) and CIO Award (2015). He holds a B.S. degree in Computer Science from Lipscomb University.

Brian F. Kidd (Senior Vice President & Controller, Principal Accounting Officer) joined the Company in 2008. Prior to being promoted to Senior Vice President, Controller and Principal Accounting Officer in 2017, Mr. Kidd served as Vice President of Financial Reporting and Director of Financial Reporting. His responsibilities at NHC have included overseeing and reviewing all aspects of internal and external financial reporting, which includes compliance and monitoring of Generally Accepted Accounting Principles and SEC requirements. Mr. Kidd also oversees federal and state tax compliance and Sarbanes-Oxley requirements for NHC. He is very active in the community and currently serves on the boards of the Rutherford County Chamber of Commerce, Middle Tennessee State University Accounting Advisory Board, Murfreesboro Water Resources Board, Candle Wishes Foundation, Providence Christian Academy, and the One Hundred Club of Rutherford County, Inc. Prior to joining NHC, Mr. Kidd was in public accounting for 10 years. Mr. Kidd is a Certified Public Accountant and received his B.S. in Accounting from Middle Tennessee State University in 1998.

Josh A. McCreary joined NHC as Senior Vice President, General Counsel & Secretary on April 15, 2019. Prior to joining NHC, Mr. McCreary practiced law for 20 years at Hudson, Reed & McCreary, PLLC. In private practice, he regularly counseled and represented businesses, governments, and individuals in a wide variety of transactional, compliance, and litigation matters. He also served as the County Attorney for Rutherford County, Tennessee, one of the fastest growing counties in the country. Mr. McCreary received his J.D. from the University of Tennessee where he also served as an editor on the Tennessee Law Review. He received his B.A. degree from Lipscomb University. Mr. McCreary serves as a board member of the Barnabas Vision, Inc. and the Discipleship Tutorial.

Leroy E. McIntosh, Jr. (Senior Vice President, Ancillary Services and Service Line Strategy) brought more than 27 years of healthcare leadership experience when he joined the Company in 2017. Prior to joining NHC, he served as Vice President of Service Line Management at HCA’s TriStar Division and prior to that in key leadership roles with Ascension Health in the Nashville Market. Mr. McIntosh received his B.S. from Middle Tennessee State University and his M.H.A from University of St. Francis. He received designation as a Fellow from the American College of Healthcare Executives in 2008. Mr. McIntosh serves on the Arthritis Foundation Board and Life Credit Union Board.

Jeffrey R. Smith (Senior Vice President and Treasurer) has been with the Company since 1994. Prior to being promoted to Senior Vice President and Treasurer in 2017, Mr. Smith served as the Vice President of Treasury from 2009-2016, and prior to that as the Assistant Vice President and an Accounting Manager at NHC. He serves on the boards of Project One Four and the Nashville Inner City Ministry. Mr. Smith is a C.P.A. (inactive) and earned his B.S. in Accounting from Lipscomb University in Nashville, Tennessee in 1985. Mr. Smith also earned his law degree from the Nashville School of Law in 1998 and is a licensed attorney (TN).

R. Michael Ussery (President and Chief Operating Officer) has been with the Company since 1980. On January 1, 2009, Mr. Ussery was appointed Chief Operating Officer and on January 1, 2017 he was appointed President of NHC. During his tenure with NHC he has served as Senior Vice President-Operations, Senior Vice President-Central Region, Regional Vice President, and Administrator in multiple locations. Mr. Ussery also won the top honor of Administrator of the Year in 1989. He was promoted to Senior Vice President, Operations in early January 2005. Mr. Ussery has a B.B.A. from The University of Notre Dame and an M.B.A. from Middle Tennessee State University.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board held four meetings during 2019. All directors were present at the regularly scheduled meetings of the Board and of committees on which they served. The Company strongly urges, but does not require, directors to attend the 2020 annual meeting of the shareholders. At the 2019 annual meeting, all directors were in attendance except Director LaRoche, who joined the Board Meeting via teleconference. The NYSE American listing rules require that a majority of the Board be comprised of independent directors. The Board has identified Dr. Abernathy, Mr. Burgess, Mr. Hassan, and Mr. LaRoche as independent directors according to Section 802A of the NYSE American Company Guide.

Historically we followed the traditional board leadership model – with our Chief Executive Officer also serving as Chairman of our Board. However, effective December 31, 2016, Mr. Robert Adams retired as Chief Executive Officer but remains as the non-executive Chairman of our Board. As our Chairman, Mr. Robert Adams is charged with presiding over all meetings of the Board of Directors and our shareholders and providing advice and counsel to the CEO and our Company's other officers regarding our business and operations. With 43 years of experience with NHC, including 12 as the CEO and 25 years on the Board, Mr. Adams is well positioned to provide our CEO with guidance, advice and counsel regarding our Company's business, operations and strategy. We believe that having Mr. Adams as Chairman allows us to continue to draw upon his extensive knowledge of the healthcare industries. Our customers, suppliers and other business partners have always viewed Mr. Robert Adams as a visionary leader in our industry, and we believe that having him remain as the Chairman of the Board even though he has retired as the CEO is good for our business. Accordingly, we believe that having separate Chairman and CEO positions is currently the best governance model for our Company and our shareholders.

Our Board committees, each comprised solely of four independent directors and each with a separate chair, are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of our current independent directors serves on each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Audit Committee oversees the accounting and financial reporting processes, as well as legal and compliance matters and some aspects of the Company’s risk management processes. The Compensation Committee oversees the annual performance evaluation of our CEO and other top executives, and, along with the full Board, is also responsible for overseeing succession planning. The Nominating and Corporate Governance Committee monitors matters such as the composition of the Board and its committees, Board performance and “best practices” in corporate governance.

Our Board’s Audit Committee is responsible for overseeing the risk management function of the Board. As part of this function, the Audit Committee has appointed a Certification Committee comprised of the Company’s Compliance Officer, Chairman of the Audit Committee, Chief Audit Executive, Principal Accounting Officer, Assistant Vice President of Reimbursement, Treasurer, and General Counsel to meet quarterly with a designated member of the Board’s Audit Committee. In 2019, NHC’s Certification Committee met four times. These officers meet with the designated Audit Committee representative separately and then jointly to report on risk related matters and to ensure proper communication between senior management, the Audit Committee and the full Board. While the Audit Committee discharges this responsibility, our entire Board is also actively involved in overseeing risk management. For example, at each of its meetings, the Board receives a report from the Chair of the Audit Committee and discusses risks that we are currently facing. In addition, each of our Board committees considers the risks within its area of responsibilities. For example, our Compensation Committee considers risks that may be implicated by our executive compensation programs and, consistent with NYSE American Listing Standards, our Audit Committee considers the impact of risk on our financial position and the adequacy of our risk-related internal controls.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe the atmosphere of our Board is collegial, that all Board members are well engaged in their responsibilities, and that all Board members express their views and consider the opinions expressed by other directors.

On an annual basis, as part of our governance review and succession planning, the Board (led by the Nominating and Corporate Governance Committee) evaluates our leadership structure to ensure that it remains the optimal structure for our Company and our shareholders. We recognize that different board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. The Board is comprised of experienced independent directors, the Board committees are led by independent directors and the independent directors hold regular meetings in executive session which we believe remains the optimal structure for our Company and our shareholders.

The Board publishes the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee on NHC’s website at www.nhccare.com. Each committee is submitting a report in this Proxy Statement. Each committee adopted its respective charter, which provides that each committee elects a chairman. These committee meetings serve as the vehicle for regularly scheduled executive sessions of the non-management directors. Each committee’s chairman serves as the presiding officer at committee meetings.

The Audit Committee has adopted procedures to receive and address complaints regarding accounting, internal control, and auditing issues. The full Board has adopted the NHC Code of Ethics & Business Conduct and the NHC Valuesline, each of which are available on the Company’s website (under the tab labeled “Investor Relations”) and described in this Proxy Statement on page 47.

Finally, we note that the Board has found that Audit Committee member and Chairman Richard F. LaRoche, Jr. meets the SEC definition of audit committee financial expert, and he meets the NYSE American definition of an independent director.

Hedging Policy

We have adopted a policy that prohibits officers and directors, or any of their designees, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities (i) granted to our officers or directors as part of their compensation; or (ii) held, directly or indirectly, by our officers or directors.

BOARD OF DIRECTORS

COMMITTEE REPORTS

Report of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include providing assistance to the Board in identifying and recommending candidates qualified to serve as directors of the Company; to review the composition of the Board; to develop, review and recommend governance policies and principles for the Company; and to review periodically the performance of the Board. The process followed by the Committee is to identify qualified individuals for Board membership and recommend them to the full Board for consideration. This includes all potential candidates, whether initially recommended from management, other Board members or shareholders of the Company. Nominations by shareholders should be sent to National HealthCare Corporation, 100 E. Vine Street, Suite 1400, Murfreesboro, Tennessee 37130, Attn: Nominating and Corporate Governance Committee. Any such nominations by shareholders shall include the candidate’s name, together with appropriate biographical information of the candidate and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 3% of the Company’s Common Stock for at least three years as of the date the recommendation is made. If the appropriate biographical information is provided on a timely basis, the Committee will evaluate shareholder recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates submitted by others.

In determining whether to recommend a candidate for the Board’s consideration, the Committee looks at various criteria including diversity, independence, experience, expertise, skills and an understanding of the health care industry, finance and accounting. The Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinion, perspectives and backgrounds on the Board. Nominees are not discriminated against on the basis of race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis proscribed by law. The principal qualification of a director is the ability to act successfully on the shareholders’ behalf. The Committee then evaluates each nominee and does an internal rank ordering. Because of their experience with the Company, existing Board members are automatically considered by the Committee for re-election. The Company believes that the collective experience and qualifications of the directors should provide a variety of understanding and abilities that will allow the Board to fulfill its responsibilities. The Company has not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.

The Nominating and Corporate Governance Committee met on February 14, 2019, as reported in last year’s proxy, then again in 2020, on February 13, which resulted in the nominations of W. Andrew Adams, Ernest G. Burgess, III and Emil E. Hassan for re-election to the Board at this 2020 Annual Meeting.

Submitted by the National HealthCare Corporation Nominating and Corporate Governance Committee.

J. Paul Abernathy, Chairman
Ernest G. Burgess III
Emil E. Hassan
Richard F. LaRoche, Jr.

Report of the Audit Committee

The Audit Committee met four times during the fiscal year ended December 31, 2019 and has filed the following report. The Audit Committee engaged Ernst and Young, LLP (“EY”) for the quarterly reviews and the December 31, 2019 audit.

The Company and EY executed an audit engagement letter on May 21, 2009 and EY was engaged as the Company’s independent registered public accounting firm on May 21, 2009. The Company has executed engagement letters for each subsequent year. The Company has engaged EY as its independent registered public accounting firm for the year ended December 31, 2019. In deciding to engage EY, the Audit Committee reviewed auditor independence and existing relationships with EY and concluded that EY has no relationship with the Company that would impair its independence. Representatives of EY will attend the Meeting, where they will have an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

During the fiscal year ended December 31, 2019, the Audit Committee reviewed the Company's financial reporting process on behalf of the Board and shareholders. Management has the primary responsibility for the preparation of financial statements in the reporting process. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of NHC's financial statements with U.S. generally accepted accounting principles, as well as attesting to the effectiveness of NHC’s internal control over financial reporting. The Audit Committee completed its annual self-assessment evaluation, the senior management assessment, the internal auditor assessment and the external auditor assessment and summarized those assessments for 2019 at its February 13, 2020 meeting.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements, which are included in the materials accompanying this Proxy Statement. It also meets quarterly with the Company’s Section 404 compliance officer and EY. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) and as required by SEC and NYSE American rules. In addition, the Audit Committee has received from the independent registered public accounting firm the written communication required by PCAOB and discussed with them their independence from the Company and its management. The following table represents the amount and types of aggregate fees billed by EY and paid by us for the fiscal years ended December 31, 2018 and December 31, 2019:

	2018	2019
Audit Fees – EY (1)	$1,200,000	$1,250,000
Audit-Related Fees – EY	-0-	-0-
Tax Fees (tax compliance, tax advice and tax planning)	-0-	-0-
All Other Fees	-0-	-0-

(1) Fees for services related to the audit of the Company’s consolidated financial statements and internal control over financial reporting, quarterly reviews of the Company’s unaudited interim financial statements and statutory audits of insurance subsidiaries.

The Audit Committee’s Pre-Approval Procedure requires the full Audit Committee to pre-approve any transaction with the Company’s independent registered public accounting firm, which pre-approval was obtained in all applicable cases.

In reliance on the reviews and discussions referred to above and the Restated Audit Committee Charter and legal requirements applicable for 2019, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements and Section 404 attestation report be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC and distribution to our shareholders.

The members of the Audit Committee are listed below. Each has been determined to be independent and the Chairman to be financially literate pursuant to Section 803B(2)(a)(iii) of the NYSE American Company Guide. The Board has also found that Audit Committee member and Chairman Richard F. LaRoche, Jr. meets the SEC definition of an “Audit Committee Financial Expert.”

Submitted by the National HealthCare Corporation Audit Committee.

Richard F. LaRoche, Jr., Chairman
J. Paul Abernathy, M.D.
Ernest G. Burgess III
Emil E. Hassan

Compensation Committee Report

The Compensation Committee, which met twice in 2019, on February 14 and May 9, and once in 2020, on February 13, sets the compensation principles for the Company and reviews and establishes the principles for individual compensation levels for the Named Executive Officers.

For the annual executive compensation review, management provides the Compensation Committee with benchmark data for base salary and equity awards; additionally, management uses compensation information provided by AON as a source for benchmark data for the Named Executive Officers. AON draws data from proxy statements and reports filed with the SEC. No other compensation consultants are used by the Committee.

The Company does not have employment agreements with its executive officers. However, the Company does have indemnification agreements with each of its directors and executive officers. The indemnification agreement is a single standard form for each of the Company’s directors and executive officers and supplements and clarifies the Company’s indemnification obligations under its Charter and bylaws. The Company may enter into the indemnification agreement with future directors and executive officers.

The Chief Executive Officer’s compensation is based on his performance in light of the corporate goals and objectives approved by the Committee. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee considers the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years. The Committee meets with the Chief Executive Officer of the Company to discuss the annual evaluation of the CEO’s performance and the performance of the other Executive Officers.

The Committee has reviewed the Compensation Discussion & Analysis (“CD&A”) with management and based on that review has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into NHC’s Form 10-K.

Submitted by the National HealthCare Corporation Compensation Committee.

Emil E. Hassan, Chairman
J. Paul Abernathy
Ernest G. Burgess III
Richard F. LaRoche, Jr.

COMPENSATION DISCUSSION & ANALYSIS

We believe that our partners (as we call our employees) are the single most important element in our success. We design our compensation program to be as similar as possible for all partners, irrespective of location, title or responsibilities. For example, we attempt to mirror the compensation plan for our partners who deliver “hands on” care with the compensation of their center-based supervisors, regional office supervisors and home office supervisors, including the Named Executive Officers of the Company. The following overview will discuss each element of compensation both as it relates to our partners generally and specifically to our five named executive officers (“Named Executive Officers”).

Historically we have designed and continue to implement a compensation program for all partners with the objective of providing every partner the opportunity to obtain total compensation equal to or higher than individuals in comparable markets or companies providing quality services in long-term health care.

Over time our compensation plan has created elements of compensation in three broad areas: first, current cash compensation; second, equity-related compensation to allow partners to participate in the growth and performance of the Company; and third, post-employment compensation. Fringe benefits, while not a significant element of our compensation program, are also discussed. The Company’s say-on-pay proposal was approved by over 99% of the votes cast at the 2017 annual meeting, which was the last time the say-on-pay proposal was submitted to our shareholders. The Committee and the Board had a discussion of the results of such shareholder vote and given the high level of shareholder support, the Committee did not materially revise the Company’s compensation policies and decisions relating to the Named Executive Officers as a result of such vote. However, the Committee determined that for 2017, the bonus plan was ineffective and thus the total compensation plan was redesigned for 2018 and substantially the same for 2019. The Committee will continue to consider the outcome of shareholder votes and other shareholder feedback in making future compensation decisions for the Named Executive Officers.

Cash Compensation

Base Salary. Our partners, including executive officers, are paid a salary which, in keeping with our overriding objective of performance-based compensation, is generally less than the salaries of employees at comparable companies. We believe a partner that has a greater opportunity to impact the Company’s overall quality and profitability goals should have a lower base salary and be incentivized financially. In general, we have no employment agreements with our partners, including the Named Executive Officers.

As noted above, the Compensation Committee concluded that the 2017 Plan was ineffective as a performance-based plan. As a result, the Compensation Committee approved a new compensation plan for 2018 (the “2018 Plan”), which was substantially the same for 2019. The 2018 Plan provides that the Base Pay of senior management should approximate 50% of the individual’s targeted compensation and the collective base pay for senior management officers for 2019 was set at $2.742 million. Thus, the Committee approved an increase in the Base Pay of each of the senior management officers and the 2019 Base Salary for the Named Executive Officers was as follows:

Officer	2019 Base Salary
B. Anderson Flatt, SVP & CIO	$239,475
Stephen F. Flatt, CEO	$515,000
Brian F. Kidd, SVP & Controller; Princ. Acct. Officer	$229,175
Jeffrey R. Smith, SVP & Treasurer	$265,225
R. Michael Ussery, President & COO	$463,500

Based on public documents, we believe that base salaries for our Named Executive Officers are less than or comparable with salaries for executive officers at “peer” companies.

Bonus Compensation. Our partners, from the hourly workers in the health care centers to the Named Executive Officers, have the opportunity to participate in cash incentive compensation plans. All of our officers, both Named Executive Officers and other executives, have allocated among themselves the responsibility for predetermined annual Company quality and financial objectives and can earn performance bonuses from the Pool described below. The Compensation Committee believes that the emphasis on both quality and financial objectives discourages excessive risk taking and that the Named Executive Officers are not rewarded for taking risks beyond those inherent in the Company’s business.

The bonuses to our Named Executive Officers are typically funded from the “NHC Executive Officer Performance Based Compensation Plan”(the “Bonus Plan”), which has been in operation in one form or another since 1977.

The Committee revised the Bonus Plan as part of the 2019 Plan. The 2019 Bonus Plan provided a bonus pool of $2.742 million (the “Bonus Pool”) for senior management officers based on achieving pre-tax earnings of $72.538 million (the “Commitment Goal”). If the 2019 pre-tax earnings was less than the Commitment Goal, then the Bonus Pool would be reduced by 20% of the amount below $72.538 million. If the 2019 pre-tax earnings was between $72.538 million and a “Target Goal” of $74.3 million, the Bonus Pool would remain the same. If the Target Goal was achieved, the Bonus Pool would be increased by 20% of the pre-tax earnings in excess of $74.3 million. Based on the performance of the Company for 2019, the pre-tax earnings adjusted for unrealized gains was $76,021,000, thus the Bonus Pool was $3,086,200.

The CEO recommended allocation of the Bonus Pool to the senior management officers, based on an evaluation of each individual’s performance goals. At least 40% of each individual’s bonus was based on the overall financial performance of the Company and was earned provided the Company met its Target Goal of pre-tax earnings of at least $74.3 million. The other 60% of each individual’s bonus is based on quality measurements. Each of the Named Executive Officers, as well as other members of management, agree to a specific performance plan at the beginning of the year for that fiscal year. The performance plan sets out a specific bonus target and the components to be met to reach that bonus target. Each performance plan is unique to that specific officer. Below is a summary of each plan for the Named Executive Officers.

B. Anderson Flatt. Mr. B. A. Flatt had a target bonus of $275,000 for 2019 based upon achieving specific target goals in his area of responsibility and the Company’s overall financial performance. In addition to the 40% based on the financial performance of the Company, the other 60% of his target bonus was measured based on (i) enhancing cyber security measures throughout the enterprise, (ii) working with other NHC departments to implement major software projects (e.g. EHR, HCM, etc.), (iii) generate savings from centralized management of telecom and managed print services, (iv)grow centralized management of telecom and managed print services, and (v) create IT interfaces with key third party providers and payors.

Stephen F. Flatt. Mr. Flatt had a target bonus of $515,000 for 2019 based upon the Company’s overall financial performance. The CEO’s corporate goals include, but are not limited to, (i) quality care, (ii) effective management of the Company’s capital structure, (iii) full compliance with internal control requirements, (iv) effective communication with our Board and shareholders, (v) succession planning, (vi) long term growth strategies and opportunities, (vii) overall Company financial performance, and (viii) customer and investor satisfaction. As the CEO, the Compensation Committee evaluated the CEO based on the overall performance of the Company.

Brian Kidd. Mr. Kidd had a target bonus of $215,000 for 2019 based upon achieving specific target goals in his area of responsibility and the Company’s overall financial performance. In addition to the 40% based on the financial performance of the Company, the other 60% of his target bonus was measured based on (i) timely and compliant filing of financial statements with the SEC, (ii) no financial statement restatement issues, (iii) timely and compliant income tax return and cost report filings, (iv) maintaining good partner relations in the finance department and (v) improving the Company’s financial condition, profitability and operating cash flows.

Jeffrey R. Smith. Mr. Smith had a target bonus of $258,000 for 2019 based upon achieving specific target goals in his area of responsibility and the Company’s overall financial performance. In addition to the 40% based on the financial performance of the Company, the other 60% of his target bonus was measured based on (i) successful management of accounts receivable, (ii) Caris performance goals, (iii) renewal of certain leases and financial services agreements, (iv) retaining existing management and financial services fees, (v) management of notes receivable, (vi) home office cost reductions and (vii) implementation of new accounts receivable and payroll systems.

R. Michael Ussery. Mr. Ussery had a target bonus of $566,000 for 2019 based upon achieving specific target goals in his area of responsibility and the Company’s overall financial performance. In addition to the 40% based on the financial performance of the Company, the other 60% of his target bonus was measured based on (i) clinical quality measured by SNF 5-star and HC 5-star rating and survey results, (ii) customer satisfaction survey results, (iii) workplace satisfaction based on surveys, turnover rates and retention average, (iv) liability insurance improvements, and (v) NHC ISNIP performance.

As noted above, the financial goal of $74.3 million of pre-tax earnings was exceeded, therefore the amount of the Bonus Pool was increased to $3,086,200. In addition, the pool of executives eligible to participate in the Bonus Pool was nine individuals at the beginning of the year, but was reduced to seven individuals at the end of the year. Based on all of the foregoing, the Compensation Committee approved the allocation of the Bonus Pool as requested by the CEO. As a result, each Named Executive Officer received their target bonus and received an additional portion of the Bonus Pool. Each individual’s bonus was paid 80% in cash, and 20% in restricted stock. The restricted stock has a three-year vesting period, with one-third of the total shares vesting each year. The number of shares of restricted stock issued in February 2020, was calculated based upon the stock price at the close of business on February 14, 2019. One-third of those shares will vest on January 1, 2021, another third on January 1, 2022, and the final third on January 1, 2023.

As a result, the Compensation Committee recommended to the full Board that the following bonuses be paid under the Plan Bonus to the Named Executive Officers, broken out between restricted stock and cash.

Officer	2019 Bonus
	Cash ($)	Restricted Stock (1) (# of shares)
B. Anderson Flatt, SVP & CIO	266,400	798
Stephen F. Flatt, CEO	632,000	1,892
Brian F. Kidd, SVP & Controller; Princ. Acct. Officer	218,400	654
Jeffrey R. Smith, SVP & Treasurer	268,000	802
R. Michael Ussery, President & COO	594,400	1,780

(1) Number of shares of restricted stock issued was based on 20% of the earned bonus amount divided by $83.50, the closing price of the Company’s common stock on February 14, 2019.

The Board will reset the Bonus Pool, the Commitment Goal and the Target Goal each year. With the approval of the Compensation Committee, our Named Executive Officers may receive discretionary bonuses that are paid in addition to any amount paid from the Bonus Plan. The payments of such bonuses, if any, are recommended at the discretion of the Chief Executive Officer to the Compensation Committee. No such discretionary bonuses were paid for 2019 performance.

The Bonus Plan is designed to reward executive officers and other key employees of the Company. At the conclusion of each fiscal year and after consultation with the CEO, the Board allocates (in accordance with the terms of the Bonus Plan) the Bonus Pool among the Named Executive Officers and, in consultation with management, among other participants. The Compensation Committee recommends and the Board approves an initial allocation of the amounts earned subject to a final allocation made by the Compensation Committee and ratified by the full Board at the end of the fiscal year. The Committee also considers any stock awards, discretionary bonuses or other compensation paid to our executive officers for that fiscal year.

Changes for 2020 Compensation Plan

The Compensation Committee decided to keep the Bonus Plan substantially the same for 2020. The 2020 Bonus Plan provides a Bonus Pool of $3,000,000 for senior management officers based on achieving pre-tax earnings of $76,000,000 (the “Commitment Goal”). If the 2020 pre-tax earnings is less than the Commitment Goal, then the Bonus Pool will be reduced by 20% of the amount below $76,000,000. If the 2020 pre-tax earnings are between $76,000,000 and a “Target Goal” of $78 million, Bonus Pool will remain the same. If the Target Goal is achieved, the Bonus Pool will be increased by 20% of the pre-tax earnings in excess of $78 million. Each individual’s bonus will be paid 80% in cash, and 20% in restricted stock. The restricted stock will have a three-year vesting period, with one-third of the total shares vesting each year. The number of shares of restricted stock issued in February 2021, will be calculated based upon the stock price at the close of business on February 14, 2020, which was $83.07. One-third of those shares will vest on January 1, 2022, another third on January 1, 2023, and the final third on January 1, 2024.

Equity Based Compensation

Other than the bonus amount paid in restricted stock as described above, our equity compensation has historically been based upon traditional stock option grants. We have maintained shareholder approved stock option plans since 1983. The most recent plan was adopted in 2010. These plans authorize the Board and its Compensation Committee to issue various types of derivative equity, including stock appreciation rights and restricted stock. Every stock option we have issued has been with an exercise price set at the trading price of our stock on the NYSE American on the stock option’s grant date. The objective of our stock equity policy is both to reward participating partners for their efforts by sharing in the Company’s stock value increase and, second, to induce partners to remain with us. We have historically accomplished the latter by granting stock options with a five-year vesting period.

Stock options were granted from a shareholder approved plan to executive officers and Key Employees in March 2017. These options have a five-year term and vest thirty days prior to the expiration date in March 2022. Prior to this grant, options had not been granted to executive officers and key employees since March 2011. The grant of stock options is recommended to the Compensation Committee by the executive officers. Historically there have been some stock option grants which were not exercised because they were not “in the money” at the expiration date.

On February 13, 2020, the Compensation Committee authorized management to amend the Company’s outstanding options to allow the holder of each such option to exercise up to 20% of each option granted in 2017 and 25% of each option granted in 2018. Any options exercised would be held as restricted stock until the original vesting date of February 9, 2022. As of the record date, these amendments have not been done.

The Company has never re-priced stock options. We have never had written policies for the issuance of stock options but historically the Committee has, among other factors, taken into account management’s recommendations in approving the stock option grants. Also, the Committee, upon approval of the grants, has normally authorized management to grant the stock options at their discretion. The Company has never relied upon either the release of material information or the non-release of material information when issuing the grants.

Retirement and Post Employment Compensation

In keeping with our focus on performance compensation, we also believe in the personal responsibility of the partners to plan for their retirement. To this end, we have long made available a qualified defined contribution plan (the “401(k) Plan”) to all partners, including our Named Executive Officers. This plan is provided by National Health Corporation. Qualified plans such as the 401(k) Plan carry with them a limit on the amount of compensation that “highly compensated” employees can defer. All of our Key Employees are considered highly compensated and thus are greatly curtailed in their ability to contribute to the 401(k) Plan. Accordingly, the Company offers its highly compensated employees the opportunity to participate in a non-qualified Key Employee Deferred Compensation Plan (the “Key Employee Plan”) provided by a third party. Both plans offer participants a menu of investment choices. In the 401(k) Plan, the Company matches the partner’s contributions to the plan in an amount equal to 50% of the partner’s contribution up to 2.5% of their total quarterly compensation. The 401(k) Plan has an option of investing in our Common Stock, but the matching contribution is made irrespective of the investment choices by the partner.

In the Key Employee Plan, the Company will match 15% of a partner’s contribution to the plan only to the extent the partner’s contribution is invested in our stock. All Company contributions are vested when the participant has been in the plan for eight years. All the Company’s Named Executive Officers, Mr. B. Anderson Flatt, Mr. S. Flatt, Mr. Kidd, Mr. Smith, and Mr. Ussery made contributions to the third party provided Key Employee Plan in 2019, with the amounts of the Company contribution being disclosed in the Summary Compensation Table and their individual deferrals detailed in the narrative. All of the Named Executive Officers except B. Anderson Flatt are now 100% vested in the Company match. The Key Employee Plan is not provided by the Company; it is provided by National Health Corporation.

As the Company does not enter into employment agreements with its Named Executive Officers, there are no agreements that provide for payments or benefits due in the event of a termination or change in control of the Company.

Fringe Benefits

The following fringe benefits are available to all our managerial partners, including the Named Executive Officers:

-	Cars may be provided to those officers or partners whose job requirements dictate travel in excess of 20,000 miles per year. None of our Named Executive Officers have such cars.
-	Normal and customary business expenses incurred in the performance of the Company’s duties are reimbursed based upon written guidelines.
-

All full-time partners, whether hourly or salaried, are covered with Company sponsored health insurance and must individually pay a portion of the premium for the plan in which they enroll. In addition, all benefit eligible employees are provided with a life insurance component, the premium of which is paid for all employees by the Company.

2019 SUMMARY COMPENSATION TABLE*

Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
B. Anderson Flatt SVP & Chief Information Officer	2019	232,830	46,400	66,728	65,007	220,000	9,083	640,048
Stephen F. Flatt Chief Executive Officer	2019 2018 2017	494,977 392,584 144,528	220,000 160,000 860,000	158,303 192,508	119,130 119,130 95,229	412,000 400,000 0	12,714 8,234 8,209	1,417,124 1,272,456 1,107,966
Brian F. Kidd SVP & Controller; Princ. Acct. Officer	2019 2018 2017	217,100 212,000 148,388	46,400 28,000 245,000	54,705 64,624	95,489 95,443 76,344	172,000 160,000 0	4,244 3,208 2,183	589,938 563,275 471,865
Jeffrey R. Smith SVP & Treasurer	2019 2018	262,153 256,000	61,600 33,600	67,128 80,311	95,304 95,304	206,400 200,000	7,448 12,043	700,033 677,258
R. Michael Ussery President & Chief Operating Officer	2019 2018 2017	455,315 414,000 151,962	101600 88,000	148,885 181,499	107,217 107,217 85,706	452,800 440,000 850,000	26,689 22,946 23,134	1,292,506 1,253,662 1,110,802

*Columns that do not apply have been deleted.

(1) These cash bonus amounts were earned pursuant to the NHC Executive Officer Performance Based Compensation Plan which were above the target bonus as discussed in the CD&A starting on page 14.

(2) The compensation included in this column represents the aggregate grant date fair value of the restricted stock granted as a portion of the performance bonus as described in CD&A starting on page 14. The grant date fair value has been calculated in accordance with ASC Topic 718, Compensation-Stock Compensation.

(3) None of our Named Executive Officers were granted stock options in 2019. Option awards (in previous years) have been computed in accordance with ASC Topic 718, Compensation-Stock Compensation in this column.

(4) In 2018 and 2019, each Named Executive Officer had an individual performance plan based on quality and financial goals of the Company, which amount was paid 80% in cash and 20% in restricted stock as described in CD&A. In 2017 Mr. Ussery had an individual performance plan based on quality, financial and growth goals of the Company.

(5) The amounts listed in the All Other Compensation column are comprised of the Company match to the Named Executive Officers’ 401(k) Plan, Key Employee Plan and group term life insurance benefit. In 2019, Mr. B. Anderson Flatt received a match of $3,413 to the 401(k) Plan and $5,625 to the Key Employee Plan Account. Mr. Stephen F. Flatt received a $3,500 match to his 401(k) Plan and $9,150 to the Key Employee Plan account. Mr. Kidd received a $2,321 match to his 401(k) Plan and $1,875 to the Key Employee Plan account. Mr. Smith received a match of $3,500 to the 401(k) Plan and $3,900 to the Key Employee Plan account. Mr. Ussery received a match of $3,000 to the 401(k) Plan and $23,625 to the Key Employee Plan account.

During 2019, Mr. B. Anderson Flatt deferred $75,000 under the Key Employee Plan and $8,500 under the 401(k) Plan. Mr. Stephen F. Flatt deferred $61,000 under the Key Employee Plan and $7,008 under the 401(k) Plan. Mr. Kidd deferred $25,000 under the Key Employee Plan and $13,000 under the 401(k) Plan. Mr. Smith deferred $26,000 under the Key Employee Plan and $8,400 under the 401(k) Plan. Mr. Ussery deferred $157,500 under the Key Employee Plan and $25,000 under the 401(k) Plan.

For additional details on Key Employee Plan, please see the details in the table identified as “2019 Nonqualified Deferred Compensation.”

GRANTS OF PLAN-BASED AWARDS*

Name	Estimated Payouts Under Non-Equity Incentive Plan Awards Target ($)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards(2) ($)
(a)	(d)	(g)	(j)	(k)	(l)
B. Anderson Flatt	220,000(1)	659(1)	-	-	-
Stephen F. Flatt	412,000(1)	1,234(1)	-	-	-
Brian F. Kidd	172,000(1)	515(1)	-	-	-
Jeffrey R. Smith	206,400(1)	618(1)	-	-	-
R. Michael Ussery	452,800(1)	1,356(1)	-	-	-

*Columns that do not apply have been deleted.

(1) This is the target bonus under each performance plan. The Plan also provides that 80% of this bonus will be paid in cash and 20% will be paid in restricted stock based on the closing price on February 14, 2019, which was $83.50. The restricted stock will vest 1/3 on January 1, 2021, 1/3 on January 1, 2022 and 1/3 on January 1, 2023.

(2) The grant date fair value has been calculated in accordance with ASC Topic 718, Compensation-Stock Compensation.

2019 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
B. Anderson Flatt	24,000	72.94	3/11/22
Stephen F. Flatt	45,000	72.94	3/11/22
Brian F. Kidd	36,000	72.94	3/11/22
Jeffrey R. Smith	48,000	72.94	3/11/22
R. Michael Ussery	40,500	72.94	3/11/22

2019 OPTION EXERCISES AND STOCK VESTED

Name	Option Awards
(a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)(1)
B. Anderson Flatt	1,486	124,869
Stephen F. Flatt	2,840	238,645
Brian F. Kidd	2,283	191,840
Jeffrey R. Smith	882	66,418
R. Michael Ussery	7,470	299,474

(1) The amount in column (c) is the difference between the market price of the underlying securities at exercise and the exercise or base price of the options.

2019 PENSION BENEFITS

The Company does not offer any pension benefit plans; thus, this table is not utilized.

2019 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(1) ($)
(a)	(b)	(c)	(d)	(e)	(f)
B. Anderson Flatt	75,000	5,625	-	-	-
Stephen F. Flatt	61,000	9,150	-	-	-
Brian F. Kidd	25,000	1,875	-	-	-
Jeffrey R. Smith	26,000	3,900	-	-	-
R. Michael Ussery	157,500	12,625	-	-	-

(1) The Key Employee Plan is not provided by the Company and as such the Company has no responsibility for Aggregate Earnings or the Aggregate Balance. While the Company funds and expenses the contributions to the Plan, the Company is not obligated to pay the executive the Aggregate Balance of the nonqualified deferred compensation account and the Aggregate Balance is not a claim on the Company’s assets. Therefore, no amounts are reported under these columns. See the second paragraph under “Retirement and Post Employment Compensation” of the CD&A, on page 14.

The Company’s only non-qualified deferred compensation plan has been previously described under the heading “Retirement and Post Employment Compensation” beginning on page 18. The above table indicates that all of the Named Executive Officers contributed to the plan during 2019. The amounts set forth in column (b) in the 2019 Nonqualified Deferred Compensation Table above are included in the Summary Compensation Table in columns (c), (d) or (g) and the amounts set forth in column (c) in the 2019 Nonqualified Deferred Compensation Table above are included in the Summary Compensation Table in column (i). Most of the Named Executive Officers deferred a portion of their 2019 bonus or Non-Equity Incentive Plan, which was paid in 2020 but considered 2019 compensation. The Company’s match to deferrals is reported in the year actually paid.

Pay Ratio Disclosure

On August 5, 2015, the SEC adopted new rules implementing the pay ratio disclosure requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). These rules require reporting companies to disclose the ratio of the annual compensation of the company's median employee to the annual compensation of its principal executive officer.

We determined our median employee based on the bi-weekly payroll ended November 19, 2017 and paid on November 28, 2017. The gross pay for all employees paid on the selected payroll, other than the CEO, were ranked highest to lowest. We used the same median employee for 2019 because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. The 2019 annual gross compensation for the median employee selected in this analysis was $30,389, and our CEO’s annual compensation for 2019 was $1,417,124. The ratio of these amounts is 46.6 to one.

There is a great deal of flexibility in how the median employee is identified. Companies are using different approaches that are appropriate for their employee population and compensation programs and are using estimates and assumptions. As a result, the ratios that other companies have calculated may not be comparable to the ratio that we have presented not only because of different businesses or different compensation programs, but because of using different methodologies and assumptions.

DIRECTOR COMPENSATION

Our principles of directors’ compensation are aligned with the overall goals and objectives of overall partner compensation. That is, the directors (as the policy makers for the Company) should be compensated primarily by the quality and financial performance of the Company and only secondarily by cash compensation. Accordingly, director compensation is divided into two components:

A.     Cash Compensation. Directors receive cash compensation based on meetings attended. The current compensation is $3,000 per regularly scheduled meeting attended and is an amount which was recommended to the Board by the Chief Executive Officer, but which may be set at the Board’s discretion. Since 2002, the Company also chartered and created three Board committees: the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee. Beginning in 2008, the Chairman of the Audit Committee received an additional fee of $8,000 per year and the Chairmen of the Compensation and the Nominating and Corporate Governance Committees each received an additional fee of $4,000 per year. In addition, Mr. LaRoche serves on the Certification Committee as described above and he received $4,000 for serving on that committee.

B.     Equity Awards. The 2010 Plan provides that directors who are not executive officers will receive a five-year stock option grant to purchase 7,500 shares of the Common Stock to be granted and issued on the day of the annual meeting of shareholders each year with an exercise price set at the closing price of NHC’s Common Stock on that day. Such options will expire at the end of five years and be fully vested on the date of the grant. The 2020 Plan, if approved by the shareholders, continues this automatic grant, but provides that such options vest one year after the date of grant.

For 2019, the Compensation Committee granted to each non-employee director a discretionary cash bonus of $125,000. These bonuses must be used by Board members to exercise outstanding options and thus increase their ownership in the Company. The Company believes that it helps align the directors’ interest with that of the shareholders by encouraging increased stock ownership. The Board annually reviews its total compensation package in light of compensation paid to directors of comparable health care companies and has found its compensation comparable with similar companies. The Board, in its reviews of its total compensation, took the bonuses described above into account when comparing its compensation to the compensation paid to directors of comparable health care companies.

2019 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(d)	(g)	(h)
J. Paul Abernathy, M.D.	16,000	49,591	125,000	190,591
Robert Adams	12,000	49,591	125,000	186,591
W. Andrew Adams	12,000	49,591	125,000	186,591
Ernest G. Burgess III	12,000	49,591	125,000	186,591
Emil E. Hassan	16,000	49,591	125,000	190,591
Richard F. LaRoche, Jr.	24,000	49,591	125,000	198,591
Lawrence C. Tucker	6,000	-	125,000	131,000

(1) The directors were granted stock options to purchase 7,500 shares of Common stock on the date of the annual shareholders meeting – May 9, 2019. These stock option grants have been computed in accordance with ASC Topic 718, Compensation-Stock Compensation.

(2) Outside directors were each awarded a $125,000 bonus to exercise stock options in 2019.

From time to time the Board may form independent committees. These committees are empowered to retain outside advisors and pay themselves additional compensation for their work. Mr. Stephen F. Flatt, as CEO of the Company, receives no compensation for service on the Board. Directors Abernathy, R. Adams, W.A. Adams, Burgess, Hassan, and LaRoche each attended four regular Board meetings in 2019, receiving $3,000 per meeting. Mr. Tucker attended two regular Board meetings before his retirement in 2019, receiving $3,000 per meeting. Mr. Robert Adams declined any additional payment for acting as non-executive Chairman during 2019.

The Company’s directors do not participate in any other compensation plans or programs of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last completed fiscal year, the Compensation Committee consisted of Messrs. Emil E. Hassan (Chairman), J. Paul Abernathy, Ernest G. Burgess III, Richard F. LaRoche, Jr. and, until his retirement in May 2019, Lawrence C. Tucker. None of the members of our Compensation Committee were officers or employees of the Company at any time during 2019. Mr. Burgess served as NHC’s Senior Vice President of Operations for 20 years before retiring in 1994 and Mr. LaRoche served 27 years with NHC as Secretary and General Counsel (14 years as Senior Vice President) before retiring in May 2002. None of the members of our Compensation Committee have a relationship requiring disclosure by the Company under Item 404 of Regulation S-K other than Mr. Burgess whose daughter serves as the administrator of a center in Murfreesboro, Tennessee. During 2019, no executive officer of the Company served as a member of the board of directors or compensation committee of any other entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

We have carefully considered these compensation programs, always taking into account shareholders' concerns and feel that our programs and the compensation which they produce for not only our Named Executive Officers but also partners in all areas of the Company and its subsidiaries are vital to our continuing efforts to obtain and retain our partners and improve our competitive position.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to our Charter, the directors are divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. At its February 13, 2020 meeting, the Nominating and Corporate Governance Committee voted to nominate three directors from the current class of directors for re-election to the Board, each to serve a term of three years or until their successors are duly elected and qualified. These currently serving directors are W. Andrew Adams, Ernest G. Burgess, III and Emil E. Hassan.

In February 2013, the Board amended the Company's Bylaws to provide that directors in uncontested elections will be elected by a majority of votes cast. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee.  If a proxy does not specifically vote against the election of W. Andrew Adams, Ernest G. Burgess, III and/or Emil E. Hassan, your proxy holder intends to vote for the election of each to hold office as a director for a term of three years for W. Andrew Adams, Ernest G. Burgess, III or Emil E. Hassan, in each case until his successor has been duly elected and qualified. If the nominees become unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person(s) as may be determined by the proxy holder, to the extent permitted under the U.S. Securities Laws.

In accordance with the Bylaws, the Board will nominate for election or re-election as a director only candidates who agree to tender, promptly following their failure to receive the required vote for election or re-election at the next meeting at which they would face election or re-election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation, promptly following their appointment to the Board.

If an incumbent director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC. Any director who tenders his or her resignation pursuant to this provision of our Bylaws may not participate in the Nominating and Corporate Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTORS NOMINATED IN PROPOSAL I.

PROPOSAL II

ADVISORY VOTE ON THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, the Company seeks your advisory vote on our executive compensation programs. This proposal, commonly known as a “Say-On-Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophies, policies, and practices described in the Company’s proxy statement. The Company asks that you support the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement. Accordingly, the Company is asking its shareholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company's proxy statement for the 2020 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We conduct this vote every three (3) years, and the next such vote will take place with our 2023 Annual Meeting of Shareholders

The Company has in the past sought and received approval from shareholders regarding the incentive plans that we use to motivate, retain, and reward our executives. Those incentive plans, including the NHC Executive Officer Performance Based Compensation Plan, 2005 Stock Option, Employee Stock Purchase, Physician Stock Purchase and Stock Appreciation Rights Plan and 2010 Omnibus Equity Incentive Plan make up a majority of the pay that the Company provides to our executives.

Our Company has had a long-standing tradition of delivering performance results for our shareholders, customers and the community. The executive compensation programs have played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our company.

We believe that our executive compensation programs are structured in the best manner possible to support our company and our business objectives:

●

Our compensation programs are substantially tied into our key business objectives and the benefit to our shareholders. If the value we deliver to our shareholders declines, so does the compensation we deliver to our executives.

●	We maintain the highest level of corporate governance over our executive pay programs.
●

We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices.

●	Our Committee and our Chief Executive Officer engage in a review process annually to address succession and executive development for our CEO and other key executives.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES AS PROVIDED IN PROPOSAL II.

PROPOSAL III

APPROVAL OF THE NATIONAL HEALTHCARE CORPORATION 2020 OMNIBUS EQUITY INCENTIVE PLAN, PURSUANT TO WHICH 2,500,000 SHARES WILL BE AVAILABLE TO GRANT FOR RESTRICTED STOCK, STOCK APPRECIATION RIGHTS, STOCK OPTIONS, AND EMPLOYEE STOCK PURCHASE PLAN NEEDS

At the Annual Meeting, the shareholders will be requested to approve the National HealthCare Corporation 2020 Omnibus Equity Incentive Plan (the “2020 Equity Incentive Plan”). The Company’s 2010 Stock Option Plan (“2010 Plan”) by its terms expires in 2020 and no further grants may be made under the 2010 plan after May 6, 2020. Thus the Board recommends approval of the new 2020 Equity Incentive Plan to provide the Company with flexibility in its overall compensation program and to promote the interests of NHC by providing incentives and rewards to employees, who are primarily responsible for the management, growth and financial success of the Company. For these reasons, the Board has unanimously adopted resolutions approving, and recommending to the shareholders for their approval, the 2020 Equity Incentive Plan.

Reasons for Adopting the 2020 Incentive Plan

We currently make awards of stock options, restricted stock units and operate our employee stock purchase plan under the 2010 plan. The total number of shares of Common Stock authorized for issuance under the 2010 Plan was 2,750,000, of which a maximum of 250,000 shares could be issued under the employee stock purchase plan (“ESPP”). As of March 17, 2020, we have approximately 567,435 shares available under the 2010 Plan, including 98,975 shares available under the ESPP, however, since the 2010 Plan expires this year, those shares will not be available for grants after May 6, 2020. We are asking our shareholders to approve the 2020 Equity Incentive Plan so that the Company will have an adequate number of shares authorized to make appropriate levels of stock incentive awards to officers, other employees and non-employee directors in 2020 and beyond.

Our Board of Directors believes that the continuation of the Company’s stock-based compensation program is essential in attracting, retaining and motivating highly qualified executive officers and other employees and non-employee directors to enhance the success of the Company. As discussed above in the “Compensation Discussion and Analysis” under the caption “Equity Compensation,” awards of stock options and restricted stock to executive officers and other employees are an essential part of this program. Unless the 2020 Equity Incentive Plan is adopted, the Board of Directors has concluded that the Company will need to curtail grants of stock incentive awards to executive officers, other employees and non-employee directors. The Board of Directors believes this result will have a significantly negative impact on the Company’s compensation program and objectives. Accordingly, the Board of Directors recommends adoption of the 2020 Equity Incentive Plan in order to allow the Company to have the ability to continue to grant stock options and restricted stock to executive officers and other employees and stock options to non-employee directors at competitive levels.

If the 2020 Equity Incentive Plan is approved by our shareholders, no additional awards will be granted under the 2010 Plan or any predecessor plan (although all outstanding awards previously granted under previous stock incentive plans will remain outstanding and subject to the terms of these plans), and shares subject to any outstanding awards under these prior plans that are forfeited, cancelled or reacquired by the Company (including if an award otherwise terminates or is cancelled without delivery of any shares) will become available for re-issuance under the 2020 Incentive Plan.

Key Features of the 2020 Incentive Plan

The following features of the 2020 Equity Incentive Plan reflect equity incentive plan “best practices” intended to protect the interests of our shareholders:

●

Limit on Shares Authorized. Under the 2020 Equity Incentive Plan, the aggregate number of shares that may be issued is 2,500,000 shares, of which, no more than 250,000 shares may be issued pursuant to the ESPP.

●

No Evergreen Provision. The 2020 Incentive Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the 2020 Equity Incentive Plan.

●

No Liberal Share “Recycling.” Any shares surrendered to pay the exercise price of an option or shares withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award will not be added back (“recycled”) to the 2020 Equity Incentive Plan.

●

No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our Common Stock on the date of grant.

●

No Repricing of Stock Options or Stock Appreciation Rights. The 2020 Equity Incentive Plan prohibits the repricing of stock options and stock appreciation rights (including a prohibition on the repurchase of “underwater” stock options or stock appreciation rights for cash or other securities).

●

No Liberal Change in Control Definition. The 2020 Incentive Plan prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or shareholder approval (rather than the consummation of) a change in control transaction.

●

Set Awards to Directors. The Plan establishes an automatic equity grant to non-employee directors. The automatic grant is an option to purchase 7,500 shares at the fair market price on the date of grant. Any changes to this automatic grant will require shareholder approval

●

Awards Subject to Forfeiture or Clawback. Awards under the 2020 Equity Incentive Plan will be subject to any clawback policy adopted by the Company, and any forfeiture and penalty conditions determined by the Compensation Committee.

●

No Dividend Equivalents Paid on Unvested Awards. Under the 2020 Equity Incentive Plan, dividend and dividend equivalent amounts with respect to any share underlying an award may be accrued but shall not be paid until all performance-based conditions relating to such share have been satisfied or waived. In addition, the 2020 Equity Incentive Plan prohibits the granting of dividend equivalents on stock options and stock appreciation rights.

●

Minimum Vesting Requirements. Under the 2020 Equity Incentive Plan, no option, stock appreciation right, restricted stock, RSU or other stock-based award shall be granted with terms providing for a vesting schedule over a period of less than one year from the date of grant, except that Company may issue awards (i) that vest (or permit previously granted awards to vest) within the Minimum Vesting Period if such awards are substitute awards in replacement of other awards that were scheduled to vest within the Minimum Vesting Period, and (ii) up to a maximum of 5% of the aggregate number of shares available for issuance under the 2020 Equity Incentive Plan that do not comply with the one year minimum exercise and vesting requirements.

●	Independent Committee Administration. The 2020 Equity Incentive Plan will be administered by a committee of the Board of Directors comprised entirely of independent directors.

Determination of Number of Shares for the 2020 Incentive Plan

The Company has a history of conservative and disciplined share usage. In setting the number of proposed shares issuable under the 2020 Equity Incentive Plan, our Compensation Committee and Board considered the Company’s historical equity compensation practices (including the total number of shares underlying existing equity awards, the Company’s three-year average share usage and dilution). The Compensation Committee and the Board of Directors also considered these factors in assessing the number of shares likely to be needed for future grants.

The 2020 Equity Incentive Plan does not set the number of shares subject to equity awards that may be granted in each year. In setting each year’s award amounts for executive officers, the Compensation Committee considers the following: the relative market position of the awards and the total compensation for each executive, the proportion of each executive’s total compensation to be delivered as a long-term incentive award, internal pay equity, executive performance and changes in responsibility, retention concerns, and corporate performance. Similar considerations are taken into account in granting awards to participants who are not executive officers. Equity awards to non-employee directors have historically been granted and are expected to continue to be granted pursuant to the automatic grant provided in the 2020 Equity Incentive Plan.

Burn Rate. Burn rate is a measure of the speed at which companies use shares available for grant under their equity compensation plans. Burn rate is defined as, in a given fiscal year, the number of shares subject to equity awards granted, divided by the weighted average number of shares outstanding. In setting and recommending to our shareholders the number of shares to be authorized under the 2020 Equity Incentive Plan, the Compensation Committee and the Board of Directors considered the Company’s burn rate for the previous equity incentive plans. The calculation of our burn rate is shown in the table below:

Prior Plans	2019	2018	2017	2016	2015	2014	2013	2012	2011	2010
Stock options granted	45,000	100,500	1,115,000	45,000	45,000	45,000	45,000	45,000	1,245,000	158,000
Restricted stock granted	9,102	-	-	-	-	-	-	-	-	30,000
ESPP shares purchased	8,316	9,765	10,443	11,291	11,210	12,516	14,472	18,316	19,535	22,469
Basic weighted average shares outstanding	15,270,154	15,224,886	15,189,920	15,134,518	13,889,134	13,816,095	13,829,626	13,852,709	13,774,628	13,671,053
Annual share usage	0.4%	0.7%	7.4%	0.4%	0.4%	0.4%	0.4%	0.5%	9.2%	1.5%

Overhang. Total potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to (i) the number of shares available to be granted as future equity awards plus the number of shares subject to outstanding equity awards, divided by (ii) such total number of shares plus the total number of shares outstanding. No additional shares will be issued under the 2010 Plan, so the number of shares available to be granted under the 2010 Plan is 0. Total potential dilution, prior to and after shareholder approval of the 2020 Equity Incentive Plan, is shown in the table below:

Total Potential Dilution
Remaining Reserve under 2010 Incentive Plan (“Remaining Reserve”) (1)	567,435
Shares Subject To Outstanding Awards under 2010 Plan (“Prior Plan SO”) (1)	785,529
Weighted Average Shares of Common Stock Outstanding (Basic) (“CSO”) (1)	15,270,154
Total Current Dilution (2)	8.1%
Shares Reserved under 2020 Equity Incentive Plan (“2020 Plan Shares”)	2,500,000
Total Potential Dilution (3)	17.7%

(1) As of March 17, 2020.
(2) Calculated as (Remaining Reserve + Prior Plans SO), divided by (Remaining Reserve + Prior Plans SO + CSO).
(3) Calculated as (Prior Plans SO + 2020 Plan Shares), divided by (Prior Plans SO + 2020 Plan Shares + CSO).

The following is a brief description of the principal features of the 2020 Equity Incentive Plan. It does not purport to be complete and is qualified in its entirety by the full text of the 2020 Equity Incentive Plan, which is attached hereto as Appendix A.

Description of the 2020 Equity Incentive Plan

General. The purposes of the 2020 Equity Incentive Plan are to (i) attract and retain the best available individuals for positions of substantial responsibility; (ii) motivate such individuals, by means of appropriate incentives, to achieve long range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align the interests of such individuals with those of the Company’s other shareholders by offering options to purchase the Company’s Common Stock (“Options”), stock appreciations rights (“SARs”), performance awards (including performance shares and performance units, “Performance Awards”), and restricted stock and restricted stock unit awards (“Stock Awards”) that are all intended to promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return. Collectively, we refer to the awards available for issuance under the 2020 Equity Incentive Plan as “Awards”. The 2020 Equity Incentive Plan also includes an Employee Stock Purchase Plan (“ESPP”) and a Non-Statutory Stock Purchase Plan (“NSSPP”). Although part of the 2020 Equity Incentive Plan, the ESPP and NSSPP are administered separately and are subject to different rules (see the separate discussion below of each of these subplans). The approval of the 2020 Equity Incentive Plan by shareholders of the Company will also be approval of the ESPP and NSSPP.

Administration. The 2020 Equity Incentive Plan will be administered by the Board or the Compensation Committee of the Board. The Compensation Committee is not obligated to treat participants uniformly, and determinations made under the 2020 Equity Incentive Plan may be made by the Compensation Committee selectively among participants who receive, or are eligible to receive, Awards (whether or not said participants are similarly situated). The Compensation Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors.

Prohibition on Repricing without Stockholder Approval. The 2020 Equity Incentive Plan provides that, without the approval of our stockholders, the Compensation Committee may not lower the exercise price of an Option after it is granted, lower the grant price of a SAR after it is granted, cancel an Option when the option exercise price exceeds the fair market value of the underlying shares (other than in certain limited situations involving a change in control) in exchange for cash or additional awards, cancel a SAR when the grant price exceeds the fair market value of the underlying shares (other than in certain limited situations involving a change in control) in exchange for cash or additional awards, or take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which shares of our Common Stock are traded.

Individual Limit. No person may be granted Awards under the 2020 Equity Incentive Plan covering more than 500,000 shares of Common Stock during any 12-month period.

Shares Subject to the 2020 Equity Incentive Plan. Subject to adjustment as provided by the terms of the 2020 Equity Incentive Plan, the maximum number of shares of Common Stock with respect to which awards may be granted under the 2020 Equity Incentive Plan is 2,225,000 shares (all of which are issuable as incentive stock options), plus the number of shares to be issued pursuant to the ESPP which has a separate and additional maximum of 250,000 shares and the NSSPP, which has a separate and additional maximum of 25,000 shares. The shares issued under the 2020 Equity Incentive Plan may be currently authorized but unissued shares of Common Stock or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

New Plan Benefits.    Because benefits under the 2020 Equity Incentive Plan will depend on the Compensation Committee’s actions and the fair market value of Common Stock at various future dates, it is not possible to determine the benefits that will be received by officers and other employees if the 2020 Equity Incentive Plan is approved by the shareholders. No benefits have been granted under the 2020 Equity Incentive Plan as of the date hereof.

Options. Options granted under the 2020 Equity Incentive Plan may be either “Incentive Stock Options,” as defined in Section 422 of the Internal Revenue Code (the “Code”), or non-qualified options (“Non-Qualified Options”). The maximum term of an Option is ten years from the date of grant. The Board is authorized to specify other terms and conditions of the grants. Options are granted with an exercise price equal to the fair market value of the Company’s stock on the date of grant (except in the case of certain individuals required to have an exercise price not less than 110% pursuant to the requirements of the Code). Except for adjustments in connection with certain corporate transactions and reorganizations, without the approval of the Company’s stockholders the exercise price applicable to an Option may not be reduced, an Option may not be cancelled in exchange for cash or another award (except in connection with a change in control), and no other action may be taken with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Company’s stock is traded. Options granted under the 2020 Equity Incentive Plan vest, or become exercisable, as determined by our Board. Vesting typically occurs during the option holder’s continued service with the Company or a subsidiary, an affiliate, or National.

Stock Appreciation Rights, Restricted Stock Awards, and Restricted Stock Unit Awards. The Compensation Committee may grant SARs, restricted stock awards, and restricted stock units under the 2020 Equity Incentive Plan. The terms and conditions of each SAR or Stock Award granted under the 2020 Equity Incentive Plan shall be specified by the Compensation Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the participant in such form as the Compensation Committee shall approve, and shall be clearly identified therein as a SAR, restricted stock award or restricted stock unit award.

SARs vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by our Board. Upon exercise of a SAR, the participant will be entitled to receive the excess of the fair market value on the exercise date of the Company common shares underlying the SAR over the aggregate base price applicable to such shares. Distributions to the participant may be made in Common Stock, in cash, or in a combination of stock and cash, as determined by the Compensation Committee. SARs are granted with an exercise price equal to the fair market value of the Company’s stock on the date of grant. Except for adjustments in connection with certain corporate transactions and reorganizations, without the approval of the Company’s stockholders the exercise price applicable to a SAR may not be reduced, a SAR may not be cancelled in exchange for cash or another award (except in connection with a change in control), and no other action may be taken with respect to a SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Company’s stock is traded.

Grants of restricted stock and restricted stock units may be made by the Compensation Committee that are subject to vesting upon the satisfaction of performance criteria established by the Compensation Committee. The Compensation Committee may also make grants of restricted stock and restricted stock units that become vested upon the passage of a number of years of service as an employee of the Company. Restricted stock units may be settled in Common Stock, in cash, or in a combination of stock and cash, as determined by the Compensation Committee. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service.

Performance Awards. A performance award consists of a right that is denominated in cash or shares of Common Stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Compensation Committee, and payable at such time and in such form as the Compensation Committee shall determine. Future performance-based awards under the 2020 Equity Incentive Plan will not be able to qualify for the historical Code Section 162(m) performance-based exception, which was repealed pursuant to tax reform legislation adopted in late 2017. However, the 2020 Equity Incentive Plan includes a list of performance goals that may be used (alone or in combination with each other) for performance-based awards, which may consist of any measures of performance selected by our Board. No performance period shall exceed ten years from the date any performance award is granted. The Compensation Committee, as it deems appropriated, may revise the performance goals to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or events.

Performance criteria upon which the payment or vesting of a performance award may be based may be upon one or more of the following business measures, which may be applied with respect to the Company, any subsidiary, or any business unit, and which may be measured on an absolute or relative to peer-group basis: (i) total shareholder return, (ii) stock price increase, (iii) return on equity, (iv) return on capital, (v) earnings per share, (vi) EBIT (earnings before interest and taxes), (vii) earnings before taxes, (viii) cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); and (ix) such other business criteria as the Compensation Committee shall determine in tits sole discretion.

At the end of a performance period, the Compensation Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their fair market value at the time of payment) or a combination of cash and shares of Common Stock. Payments of performance awards, including the issuance of unrestricted shares where appropriate, shall generally be made as soon as practicable following the end of the performance period.

Eligibility. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the 2020 Equity Incentive Plan (including the ESPP and the NSPP), subject to the discretion of the Compensation Committee. There are certain limits on the number of awards that may be granted under the 2020 Equity Incentive Plan. For example, no more than 2,225,000 shares of Common Stock may be granted in the form of incentive stock options.

Director Compensation Limit.   The 2020 Equity Incentive Plan continues the Company’s long-standing practice of automatic grants by the Company to any non-employee director as set forth in the 2020 Equity Incentive Plan.

Terms and Conditions of Grants. Each grant under the 2020 Equity Incentive Plan shall be evidenced by a written award agreement between the Company and the individual participant and is subject to the following additional terms and conditions:

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Exercise Price. The Compensation Committee will determine the exercise price for the shares of Common Stock underlying each award at the time the award is granted. The exercise price for shares under an Option or SAR may not be less than 100% of the fair market value of the Common Stock on the date such Option is granted.

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Fair Market Value. For all purposes in the 2020 Equity Incentive Plan, including the ESPP and NSSPP, the fair market value price for a share of Company Common Stock underlying each award is the closing price per share on the NYSE-Amex on the date the award is granted or such other date for which the value is to be determined under the 2020 Equity Incentive Plan and by application of the rules set out in the 2020 Equity Incentive Plan.

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Exercise of Award; Form of Consideration. The Compensation Committee will determine when Options become exercisable. The means of payment for shares issued upon exercise of an award will be specified in each award agreement. Under the 2020 Equity Incentive Plan, the exercise price may be payable in cash or by tendering shares of stock acceptable to the Compensation Committee valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Compensation Committee; provided, however, unless otherwise determined by the Compensation Committee, no shares may be tendered unless such shares have been held by the participant for six (6) months or more. The Compensation Committee may also permit a participant to elect to pay the exercise price upon the exercise of an Incentive Stock Option or Non-Qualified Option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the Incentive Stock Option or Non-Qualified Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. In addition, the Compensation Committee may allow a net exercise which will not require a cash payment of the exercise price, but will reduce the number of shares of Common Stock issued upon the exercise of such Option by the largest number of whole shares of Common Stock that have a fair market value which does not exceed the aggregate exercise price.

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Nontransferability of Awards. Except as otherwise provided by the Compensation Committee, awards under the 2020 Equity Incentive Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant, except as set forth in Section 6.5.1 of the 2020 Equity Incentive Plan attached hereto as Appendix A.

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Default Vesting. Awards will have a minimum vesting period of one year from the date of grant. However, the Compensation Committee may provide for earlier vesting under certain circumstances, but only with respect to a maximum of five percent (5%) of the total number of shares of Common Stock available for issuance under the 2020 Equity Incentive Plan.

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Other Provisions. An award agreement may contain other terms, provisions, and conditions not inconsistent with the 2020 Equity Incentive Plan, as may be determined by the Compensation Committee. In addition, the 2020 Equity Incentive Plan specifically allows an Option award to permit that the Option may be exercised in whole or in part prior to vesting and prior to its expiration; provided the shares so exercised shall be held by the Company until vesting occurs or are canceled and the purchase price refunded if employment and Board membership terminates prior to vesting.

Termination of Employment. In the event a participant shall cease to be employed by (or otherwise providing services to) the Company, a subsidiary, an affiliate, or National on a full-time basis for any reason other than death, disability or Detrimental Activity (as defined in the 2020 Equity Incentive Plan), the unvested portion of any Option or SAR held by such participant at that time shall lapse upon the participant’s service termination date. The vested portion of such Option or SAR may be exercised for three (3) months after termination of service. In the event a participant shall cease to provide service to the Company, a subsidiary, an affiliate, or National by reason of his “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or death, the unexercised portion of any Option or SAR held by such participant at that time may only be exercised within 180 days after the participant’s service termination date to the extent that the participant could have otherwise exercised such Option or SAR as of such date. However, in no event may such Option or SAR be exercised beyond the expiration of the term of the Option or SAR. In the event a participant is terminated from service with the Company, a subsidiary, an affiliate or National for Detrimental Activity (as defined in the 2020 Equity Incentive Plan) such participant’s right to an Award, whether vested or non-vested, shall terminate upon notice of discharge.

Tax Withholding.    Participants in the 2020 Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of Options or SARs or vesting of other awards.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets. In the event that the Company’s stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in the Company’s capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2020 Equity Incentive Plan, the number and class of shares of stock subject to any award outstanding under the 2020 Equity Incentive Plan, and the exercise price for shares subject to any such outstanding award.

Change in Control. The 2020 Equity Incentive Plan provides that a Change in Control, as defined in the 2020 Equity Incentive Plan, shall cause the vesting date of each outstanding Option and SAR to accelerate and be exercisable and the restrictions on any Awards to lapse.

Amendment and Termination of the 2020 Equity Incentive Plan. The Board may amend, alter, suspend or terminate the 2020 Equity Incentive Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 2020 Equity Incentive Plan to the extent necessary to comply with the requirements of Sections 422 and 423 of the Code or other applicable law or if such approval is deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No such action by the Board or shareholders may alter or impair any Award previously granted under the 2020 Equity Incentive Plan without the written consent of the participant. The 2020 Equity Incentive Plan will only be effective if approved by the shareholders of the Company. The 2020 Equity Incentive Plan shall be unlimited in duration and, in the event of the termination of the 2020 Equity Incentive Plan, shall remain in effect as long as any Options under it are outstanding; provided, however, that no Awards may be granted under the 2020 Equity Incentive Plan after the ten (10) year anniversary of the date the 2020 Equity Incentive Plan is approved by the Board.

Clawback and Recoupment. Any award granted under the 2020 Equity Incentive Plan shall be subject to mandatory repayment by the Participant to the Company to the extent that such participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

Federal Income Tax Consequences Relating to the 2020 Equity Incentive Plan

The federal income tax consequences to the Company and its employees of awards under the 2020 Equity Incentive Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2020 Equity Incentive Plan.

As discussed above, several different types of instruments may be issued under the 2020 Equity Incentive Plan. The tax consequences related to the issuance of each is discussed separately below. The 2020 Equity Incentive Plan participants are encouraged to consult their own tax advisors with respect to any state tax consequences or particular federal tax implications of awards granted under the 2020 Equity Incentive Plan. The 2020 Equity Incentive Plan is not intended to be qualified under Section 401(a) of the Code. The federal tax consequences relating to the grants under the ESPP and NSSPP are discussed in the sections entitled “Employee Stock Purchase Plan” and “Non-Statutory Stock Purchase Plan”, respectively.

Options. A participant will not recognize income, and we will not be entitled to take a deduction, upon the grant of stock options. Upon exercising a non-qualified option, the participant generally will recognize ordinary income equal to the difference between the exercise price and fair market value of the shares acquired on the date of exercise, and we will be entitled to a deduction for the same amount. Any ordinary income of the participant will be subject to tax withholding by us. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to non-qualified stock options. A participant generally will not recognize income, and we will not be entitled to take a deduction, upon the exercise of an incentive stock option (except that the alternative minimum tax may apply). If shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the grant date of the stock options and more than one year after the date they were exercised, the difference between the sale price and the exercise price generally will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to incentive stock options if such holdings periods are met. If the participant does not satisfy these holding periods, then the participant will recognize ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise, over the exercise price, and we should be entitled to take a corresponding deduction

Stock Appreciation Rights. A participant will not recognize income, and we will not be entitled to take a deduction, upon the grant of SARs. Upon exercising a SAR, the participant generally will recognize ordinary income in the amount by which the fair market value of the shares on the date of exercise exceeds the SAR exercise price, if any, and we will be entitled to a deduction for the same amount. Any ordinary income of the participant will be subject to tax withholding by us. Any additional gain or loss recognized upon the later disposition of the shares will be capital gain or loss, which may be long- or short-term capital gain or loss depending on the holding period. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to a SAR.

Restricted Stock Award. The award of restricted shares will not result in taxable income to the participant, and we will not be entitled to take a deduction, at the time of grant unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is not made, upon the lapse of the restrictions upon restricted shares, the participant will recognize ordinary income in the amount equal to the fair market value of the shares at the time the restricted shares vest (less any amount paid for the shares), and we will be entitled to a deduction for the same amount.

Prior to the lapse of the restrictions on restricted shares, any dividends received on such shares will be treated as ordinary income to the participant (and will not eligible for reduced rates of taxation applicable to qualified dividend income). If an election under Section 83(b) of the Code is made within 30 days after receipt of restricted shares, the participant will recognize ordinary income in the year that the restricted shares are awarded in an amount equal to the fair market value of the shares on the date of such award determined as if the restricted shares were not subject to restrictions, and we will be entitled to a deduction for the same amount. If the election is made, the participant will not recognize income at the time that the restrictions actually lapse. Any dividends received after the election is made generally will constitute qualified dividend income generally subject to reduced rates of taxation. If the restricted shares subject to the election are subsequently forfeited, the participant will not be entitled to a deduction or tax refund. Any ordinary income of the participant will be subject to tax withholding by us. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to vested restricted shares.

Restricted Share Units. No taxable income is generally recognized upon receipt of a restricted stock unit award. With respect to a grant of restricted share units, the participant will recognize ordinary income on the amount of cash (for units payable in cash) or the fair market value of the Common Stock (for units settled in stock) at the time such payments are made available to the participant under the terms of the restricted share unit award, and we will be entitled to a deduction for the same amount. No Section 83(b) election is permitted with respect to restricted share units. The participant also is subject to capital gains treatment on the subsequent sale of any shares acquired through the vesting of restricted share units. For this purpose, the participant’s basis in the Common Stock is the fair market value of the stock at the time the restricted share units are made available to the participant (unless delivery of the shares has been validly deferred). Any ordinary income of the participant will be subject to tax withholding by us. We generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to restricted share units.

Performance Awards. A performance award issued in the form of shares will have similar income tax consequences as described under the subheading “Restricted Shares” above. A performance award issued in the form of units (whether settled in cash or shares) will have similar income tax consequences as described under the subheading “Restricted Share Units” above.

Tax Consequences to the Company. To the extent the participant recognizes ordinary income in the circumstances described above, we will generally be entitled to a corresponding income tax deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. However, we will not be entitled to any income tax deduction upon a qualifying disposition of an incentive stock option. Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code has historically not been subject to the Section 162(m) deduction limit (which, beginning in 2018, applies to certain executive officers and former executive officers). That exception has been repealed, however, effective for taxable years beginning after December 31, 2017, unless transition relief for certain compensation arrangements in place as of November 2, 2017 is available. The 2020 Equity Incentive Plan retains legacy provisions that were originally included such that certain awards granted under the plan could potentially qualify for the “qualified performance-based compensation” exception. Stockholders are not being asked to approve the 2020 Equity Incentive Plan (or any of its provisions) for purposes of Section 162(m) of the Code or the “qualified performance-based compensation” exception. The Company will not be able to make any future grants under the 2020 Equity Incentive Plan that will be intended to qualify for the performance-based exception; thus, while certain references to Section 162(m) of the Code remain in the 2020 Equity Incentive Plan, the Company does not expect that such Code Section 162(m)- related provisions will be operable for purposes of future grants made under the plan.

Employee Stock Purchase Plan

The Employee Stock Purchase Plan (the “ESPP”) is a subplan within the 2020 Equity Incentive Plan. Approval by the Shareholders of Proposal III will also be approval of the ESPP. The ESPP is intended to qualify for favorable tax treatment under Section 423 of the Code.

General Description. Under the ESPP, eligible employees who enroll in the ESPP and authorize the Company to make payroll deductions as specified by the employee to be credited to his or her contribution account under the ESPP.  The purchase period begins on the first trading day of a calendar year and ends on the last trading day of the calendar year. At the end of a purchase period, stock is purchased for a price per share as determined by the Board, but not less than eighty-five percent (85%) of the fair market value of a share of stock on the beginning of the purchase period or the end of the purchase period, whichever is lower. The ESPP is administered by the Board and is generally subject to the administrative procedures and other rules set forth in the 2020 Equity Incentive Plan, except as specifically modified in the ESPP subplan. The Board has the authority in its discretion to make rules and regulations for the administration of the ESPP, and its interpretations and decisions with respect to the ESPP are final. The Board may appoint such other persons as it deems appropriate to administer the ESPP.

Maximum of Number of Plan Shares. The maximum number of shares of Common Stock that can be issued under the ESPP is 250,000 shares. The maximum number of shares that can be purchased by any one employee during a purchase period may not exceed $25,000 divided by the fair market value of the stock on the grant date. The grant date is the first day of the purchase period. The number of shares granted under the ESPP will not be counted against and will not reduce the number of shares available for grant under the 2020 Equity Incentive Plan.

Eligible Employees. All employees of the Company are eligible to participate in the ESPP on his or her date of employment. In addition, all employees of subsidiaries of the Company that are designated by the Board to be subject to the ESPP are eligible to participate in the ESPP. Otherwise, neither the Board nor the Compensation Committee have any discretion to determine who is eligible to participate in the ESPP.

Participant Elections. Each eligible employee may elect to participate in the ESPP by authorizing a payroll deduction in an exact number of dollars per period of not less $10.00 per pay period.

Election Changes or Withdrawal from ESPP. The ESPP provides that an employee may discontinue or change his or her contribution rate during the purchase period. If a participant discontinues contributions during the purchase period, he or she may not again elect to make contributions during that period. Further a participant may withdraw some or all of the participant’s prior contribution twice during the purchase period. Regardless of such discontinuance of contributions or withdrawals, any balance to the participant’s credit on the exercise date will be used to purchase shares in accordance with the ESPP.

Purchases of Stock. On the last day of the purchase period, the participant’s contribution account will be used to purchase the number of whole shares of Common Stock of the Company equal to the participant’s contribution account divided by the purchase price. Any money remaining in the participant’s contribution account because it is not sufficient to purchase a whole share will remain in the account to be used in the next purchase period unless the participant requests that the balance be returned to him or her.

Purchase Price. The purchase price is as determined by the Board, but not less than eighty-five percent (85%) of the lesser of the fair market value of the Common Stock on the first day of the purchase period or the last day of the purchase period.

Share adjustments upon corporate transaction. The ESPP provides that upon a share split, recapitalization, merger, acquisition, or similar transaction the Compensation Committee shall appropriately adjust the number of shares of Common Stock (and the price per share) subject to the unexercised portion of any outstanding share purchase rights under the plan.

Transfer Restrictions. A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Shareholder Rights. Each participant in the ESPP will (a) be regarded as the owner of each share purchased for his or her account from the date of purchase; (b) possess all voting rights associated with ownership of a share of Common Stock and (c) be entitled to any dividends paid with respect to such shares.

Rights on Retirement, Death or Termination of Employment. In the event of a participant’s termination of employment during the purchase period, except by reason of death or retirement, his or her participation in the ESPP will terminate immediately and the participant’s contribution account balance will be paid to such participant as soon as practical thereafter. If the participant dies or retires during the purchase period, the participant or his estate may withdraw the participant’s contribution account balance. If the participant or his estate does not elect to withdraw the participant’s contribution account balance, the contribution account balance will be used to purchase shares at the end of the purchase period.

Federal Tax Consequences. The following is a general summary of the current federal income tax principles applicable to the ESPP.  The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.  Participant contributions to the ESPP are made on an after-tax basis.  That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option.  The Company will have no tax deduction with respect to either of those events.  A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP.  The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a Required Holding Period (as described in the following sentence) before selling or disposing of the shares.  The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the grant date of the offering period in which the participant acquired the shares, or (2) one year after the exercise date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the grant date of the offering period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the grant date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain.  If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant.  The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the exercise date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction.  In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the exercise date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the exercise date.  Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the exercise date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the exercise date and the selling price of the shares.  The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Non-Statutory Stock Purchase Plan

The NSSPP is another subplan within the 2020 Equity Incentive Plan. Approval by the Shareholders of Proposal III will also be approval of the NSSPP. The NSSPP is not intended to qualify for favorable tax treatment under Section 423 of the Code.

General Description. Except as set forth in this section, the NSSPP is intended to operate in substantially the same manner as the ESPP. The primary difference in the NSSPP from the ESPP is with respect to eligibility to participate, and the fact that unlike the ESPP, the NSSPP is not intended to qualify for favorable tax treatment under Section 423 of the Code. All Options granted under the NSSPP will be treated as Non-Qualified Options.

Maximum of Number of Plan Shares. The maximum number of shares of Common Stock that can be issued under the NSSPP is 25,000 shares. The shares granted under the NSSPP will not be counted against and will reduce the number of shares available for grant under the 2020 Equity Incentive Plan. The maximum number of shares that can be purchased by any one employee may not exceed $25,000 divided by the fair market value of the stock on the grant date. The grant date is the first day of the purchase period. The maximum number of shares that can be issued under the NSSPP is subject to adjustment in accordance with Section 7.1 of the 2020 Equity Incentive Plan for any reorganization, merger, consolidation, recapitalization, or similar transaction.

Eligible Employees. Employees of NHC, National, or any of their subsidiaries or affiliates who are not eligible to participate in the ESPP as determined by the Board are eligible to participate in the NSSPP.

Federal Tax Consequences. The federal income tax consequences of participating in the NSSPP are the same as with respect to the any Non-Qualified Option. See the general discussion with respect to Non-Qualified Options for the federal tax consequences of participating in the NSSPP.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at the Annual Meeting is required for approval of the 2020 Equity Incentive Plan.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE NATIONAL

HEALTHCARE CORPORATION 2020 OMNIBUS EQUITY INCENTIVE PLAN AS

DISCLOSED IN PROPOSAL III.

PROPOSAL IV

SHAREHOLDER PROPOSAL REQUESTING A REPORT ON BOARD DIVERSITY

The Secretary of the Company has received a written notice, dated November 26, 2019, from the Comptroller of the State of New York, Thomas P. DiNapoli, trustee of the New York State Common Retirement Fund and administrative head of the New York State and Local Retirement System (the “Proponent”), as a shareholder, submitting a proposal for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act to introduce a resolution at the Annual Meeting.

The proposed resolution and a supporting statement are presented verbatim below. The Proponent has represented that it is the beneficial owner of at least $2,000 in market value of shares of NHC Common Stock and intends to continue to hold the requisite number of shares of NHC Common Stock through the date of the Annual Meeting. We will provide the address of the Proponent and the number of shares of Common Stock owned by the Proponent upon receiving an oral or written request by a shareholder for this information. The Proponent has requested that we include the following proposal in this Proxy Statement for consideration by our shareholders:

“WHEREAS: National Healthcare Corporation has no women on its Board of Directors.

Corporate leaders recognize the strong business case for broader board diversity. The Guiding Principles of Corporate Governance of the Business Roundtable, state: “Diverse backgrounds and experiences on corporate boards, including those of directors who represent the broad range of society, strengthen board performance and promote the creation of long-term shareholder value. Boards should develop a framework for identifying appropriately diverse candidates that allows the nominating/corporate governance committee to consider women, minorities and others with diverse backgrounds as candidates for each open board seat." Benefits associated with board diversity include a larger candidate pool from which to pick top talent, better understanding of consumer preferences, a stronger mix of leadership skills, and improved risk management.

Despite recent progress, particularly among the largest companies, women and people of color remain significantly underrepresented on U.S. corporate boards. 20 percent of companies in the Russell 3000 have all male boards. Excluding S&P 500 companies, women account for just 19 percent of the directorships in the Russell 3000. And, among board members of Russell 3000 companies whose race was identified, non-white directors represent less than 11 percent.

Numerous institutional investors believe that diversity on boards is an indicator of good corporate governance. Public pension plans from Massachusetts, New York, and Rhode Island have adopted proxy voting policies with minimum board diversity thresholds, resulting in votes against thousands of directors cumulatively. Proxy Insight, a leading source on global voting practices, reported that 60% of U.S. institutional investor proxy voting policy changes in 2018 related to board diversity. For example, BlackRock, the world's largest asset manager, published updated responsible investment guidelines stating, "we would normally expect to see at least two women directors on every board."

Legislation mandating board diversity has arrived in the U.S. California legislation enacted in 2018 mandates gender diversity on boards of companies with principal executive offices in that state. Other states may follow suit.

Resolved: Shareholders request that the Board of Directors prepare a report by September 2020, at reasonable expense and omitting proprietary information, on if and how the Company is taking steps to enhance broader diversity. In its discretion, the Board could consider:

●	Embedding a commitment to diversity inclusive of sex, race, ethnicity, age, gender identity, gender expression, and sexual orientation in Nominating and Corporate Governance charters;
●	Committing publicly to include women and people of color in each candidate pool from which director nominees are chosen; and
●	Disclosing in proxy statements the number of women and people of color nominated for or sitting on the board.”

Board of Directors’ Statement in Opposition to Shareholder Proposal

All of the members of our Board recommend that you vote AGAINST this shareholder proposal. The Board believes that the proposal is not in the best interests of NHC and our shareholders and opposes the proposal for the reasons discussed below.

The Board and Nominating/Corporate Governance Committee are committed to identifying director nominees of diverse thought, background and talents. While our Nominating and Corporate Governance Committee Charter directs the Nominating and Corporate Governance Committee to consider diversity when evaluating a director nominee’s qualifications, we believe an examination of broader diversity is imperative to ensuring that the Board reflects a diversity of personal and professional experiences, opinion, perspectives and backgrounds. While there are no specific minimum qualifications that an individual must possess to be considered as a nominee, director nominees are selected for, among other things, their diversity, independence, experience, expertise, skills and an understanding of the health care industry, finance and accounting. In addition to these attributes, gender, race and ethnicity have traditionally been considered by our Nominating and Corporate Governance Committee and will continue to be considered going forward when considering potential director nominees.

While the Board acknowledges the benefits of broad diversity throughout the Company, including at the level of the Board, the proposal could inadvertently limit the Nominating and Corporate Governance Committee’s ability to select the most suitable and qualified candidates for membership on the Board, impose inefficiencies in the selection of director nominees that would not necessarily benefit the Board or our shareholders and would impose unnecessary administrative burdens and costs. In addition, the reporting obligations contemplated by this proposal would be expensive and time consuming, without any corresponding benefit to our stockholders. We are already committed to ensuring all qualified candidates are considered, which serves to ensure the integrity of the merit focused process favored by the Board and the Nominating/Corporate Governance Committee.

For these reasons, the Board recommends you vote “AGAINST” this proposal.

Approval of this proposal requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the matter at the Annual Meeting once a quorum is present. If shareholders return a validly executed proxy solicited by the Board of Directors, the shares represented by the proxy will be voted on this proposal in the manner specified by the shareholder. If shareholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will voted as recommended by the Board and as such will be voted “against” the shareholder proposal.

THE BOARD RECOMMENDS A VOTE "AGAINST" THE REQUEST FOR A REPORT ON

BOARD DIVERSITY PROVIDED IN PROPOSAL IV.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Forms 4 or 5) with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file, and they must make such filings with the SEC within two business days of any applicable transaction. The Company reminds all of the officers and directors of this requirement monthly.

To the Company's knowledge and based on the review of the copies of such forms received by it and monthly statements provided by officers and directors, the Company believes that during 2019 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were filed timely, except for one Form 4 filed one day late by Ernest G. Burgess, III. In addition, one Form 4 was filed eleven days late by each of Stephen F. Flatt, R. Michael Ussery, Jeffrey R. Smith, and Brian F. Kidd in January 2020.

SECURITIES OWNED BY DIRECTORS & OFFICERS

The following table presents the security ownership of management, showing the ownership of directors, Named Executive Officers and directors and executive officers as a group as of the end of business on March 13, 2020.

Name of Beneficial Owner	Amount & Nature of Common Stock Beneficial Ownership(1)	Percent of Class
J. Paul Abernathy, M.D., Director	44,355 (2)	*
Robert G. Adams, Chairman	439,966 (3)	2.87%
W. Andrew Adams, Director	713,147 (4)	4.65%
Ernest G. Burgess III, Director	122,114 (5)	*
Emil E. Hassan, Director	95,509 (6)	*
Richard F. LaRoche, Jr., Director	373,441 (7)	2.44%
B. Anderson Flatt, Sr, SVP & CIO	3,516 (8)	*
Stephen F. Flatt, CEO & Director	49,492 (9)	*
Brian F. Kidd, SVP & Controller; Princ. Acct. Officer	16,475 (10)	*
Jeffrey R. Smith, SVP & Treasurer	2,702 (11)	*
R. Michael Ussery, Chief Operating Officer & President	146,397 (12)	*
Directors & Executive Officers as a Group (14 people)	2,011,504 (13)	13.11%

* Less than 1%

(1) The percentages shown are based on 15,339,210 shares of Common Stock outstanding as of March 13, 2020, plus, as to each individual listed, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming the exercise of options that are exercisable within 60 days.

(2) Includes 19,181 shares issuable upon the exercise of options.

(3) Includes 13,275 shares issuable upon the exercise of options. 423,231 of these shares are owned by trusts and partnerships of which Mr. Robert G. Adams is the trustee or general partner.

(4) Includes 37,500 shares issuable upon the exercise of options. Of these shares, 35,407 common shares are owned by a trust of which Mr. W.A. Adams is the trustee.

(5) Includes 27,500 shares issuable upon the exercise of options. Of these shares, 25,000 common shares are held in a margin account.

(6) Includes 35,000 shares issuable upon the exercise of options.

(7) Includes 37,500 shares issuable upon the exercise of options. Of these shares, 125,523 shares of Common Stock are owned by trusts and partnerships of which Mr. LaRoche is the trustee or general partner.

(8) Includes 6,239 shares of restricted stock.

(9) Includes 12,200 shares of restricted stock. Of these shares, 20,000 common shares are held in a margin account by Mr. Stephen F. Flatt.

(10) Includes 8,293 shares of restricted stock. Of these shares, 5,000 have been pledged as security for a loan.

(11) Includes 10,949 shares of restricted stock.

(12) Includes 11,113 shares of restricted stock.

(13) Includes 169,956 shares issuable upon the exercise of options and 56,979 shares of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Persons

NHC employs four persons who are immediate family members of directors and/or executive officers as described in this Proxy Statement under the caption “Directors & Executive Officers of Registrant” and who receive in excess of $120,000 in salary and benefits. J. Buckley Winfree is the son-in-law of Robert G. Adams and is the Administrator of AdamsPlace in Murfreesboro, Tennessee, a wholly-owned subsidiary of NHC. Lynn B. Foster is the daughter of Ernest G. Burgess III and serves as Administrator of NHC HealthCare, Murfreesboro, which is managed by NHC. R. Marshall Ussery is the son of R. Michael Ussery and is the Administrator of NHC Place at the Trace in Nashville, TN, a wholly-owned subsidiary of NHC. These administrators are compensated in accordance with the same standards that are applied to administrators at NHC owned, managed or leased nursing facilities. Terry L. Leeman is the son-in-law of Robert G. Adams and is the President of Nutritional Support Services, an affiliate of NHC, located in Knoxville, Tennessee.

National Health Investors, Inc.

In 1991, NHC formed NHI as a wholly-owned subsidiary. The Company then transferred to NHI certain healthcare facilities owned by us and distributed the shares of NHI to NHC’s shareholders. The distribution had the effect of separating NHC and NHI into two independent public companies. As a result of the distribution, all of the outstanding shares of NHI were distributed to the then NHC investors. NHI is listed on the New York Stock Exchange and at December 31, 2019, NHC owned 1,630,642 shares (3.7%) of NHI’s outstanding Common Stock.

As of December 31, 2019, we leased from NHI the real property of 35 skilled nursing facilities, seven assisted living centers and three independent living centers under two separate lease agreements. As part of the first lease agreement, we sublease four Florida skilled nursing facilities to a third-party operator.

On January 1, 2007, a 15–year lease extension began which included three additional five–year renewal options. In December 2012, NHC extended the lease agreement through the first of the three additional five–year renewal options, which extended the lease date through 2026. The two additional five–year renewal options on the lease still remain. Under the terms of the lease, base rent totals $30,750,000 annually with rent thereafter escalating by 4% of the increase in facility revenue over a 2007 base year.

In September 2013 and under the second lease agreement, NHC began operating seven skilled nursing facilities in New Hampshire and Massachusetts. The 15-year lease term consists of base rent of $3,450,000 annually with rent escalating by 4% of the increase in facility revenue over a 2014 base year. Additionally, NHC has the option to purchase the seven facilities from NHI in the 13th year of the lease for a purchase price of $49,000,000.

Base rent expense under both NHI lease agreements totals $34,200,000 annually. Percentage rent under the leases is based on a quarterly calculation of revenue increases and is payable on a quarterly basis. Percentage rent expense under both leases for 2019, 2018, and 2017 was $3,587,000, $3,713,000 and $3,057,000, respectively.

National Health Corporation

National Health Corporation (“National”), which is wholly-owned by the National Health Corporation Leveraged Employee Stock Ownership Plan (“ESOP”), was formed in 1986 and is NHC’s administrative services affiliate and contractor. Currently, NHC manages five centers for National under a management contract that has been extended until January 1, 2028.

In conjunction with NHC’s management contract, the Company has entered into a line of credit arrangement whereby amounts may be due to or from National from time to time. The maximum loan commitment under the line of credit is $2,000,000. There is no amount outstanding as of December 31, 2019. The interest rate on the line of credit is 85% of prime and matures on January 1, 2028. During 1991, NHC borrowed $10,000,000 from National. The term note payable required quarterly interest payments at the prime rate minus 0.85 percent. The entire principal was repaid during the third quarter of 2018.

National provides payroll services to NHC and provides employee fringe benefits. We pay to National all the costs of personnel employed for our benefit, as well as an administrative fee equal to 1% of payroll costs. At December 31, 2019 National owned 1,084,763 shares (or approximately 7.1%) of NHC’s outstanding Common Stock. Please refer to Note 18 of the consolidated financial statements of the 2019 Form 10-K for more detail regarding NHC’s relationship with National.

Policies and Procedures for Related Party Persons Review

The Audit Committee of our Board reviews and evaluates any transaction, arrangement or relationship in which NHC or any of its subsidiaries or affiliates is a participant and the amount involved exceeds $120,000 in which an executive officer, director, director nominee or 5% shareholder (or their immediate family members) (each of whom we refer to as a “related party”) has a direct or indirect material interest.

The Company’s related party policy is in writing and is a part of the Restated Audit Committee Charter which is published on our website. A related party transaction reviewed under the policy will be considered ratified if it is approved by the Audit Committee (the “Committee”) after full disclosure of the related party’s interest in the transaction. As appropriate for the circumstances, the Committee will review and consider:

●	the related party’s interest in the related party transaction;
●	the approximate dollar value of the amount involved in the related party transaction;
●	whether the transaction was undertaken in the ordinary course of the Company’s business;
●

whether the terms of the transaction are proposed to be, or were, entered into on terms no less favorable to the Company than terms that could have been, or have been, reached with an unrelated third party;

●	the purpose of, and the potential benefits to us of, the transaction;
●	whether any alternatives were considered that would not have involved a transaction with a related party; and
●

any other information regarding the related party transaction or the related party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is in the Company’s best interest. The Committee may impose any conditions on the Company in connection with the related party transaction that it deems appropriate.

SHAREHOLDER COMMUNICATIONS

The Board has adopted the “NHC Valuesline” program in order to enable employees, shareholders, and any other interested party to communicate (on a non-identifiable basis if so desired) with the NHC Compliance Officer, NHC executive officers, and the NHC Board. The Valuesline toll free number is 888-568-8578 and is answered by an independent contractor who transmits the communication to the Compliance Officer and establishes a date by which the caller can obtain a response to the communication, if so requested. The Compliance Officer will forward any inquiries to or about executive officers or directors to the Corporate Secretary, who will coordinate any necessary communication and response. All shareholder communications concerning officers, directors, or corporate board questions are relayed to the Board. The Compliance Officer meets at least annually with the Board in Executive Session.

SHAREHOLDER PROPOSALS

Proposals from shareholders intended for inclusion in the Proxy Statement and form of proxy for the 2021 annual meeting of shareholders (the “2021 Annual Meeting”) must be received by the Company on or before December 7, 2020. Proposals submitted after December 7, 2020 will be considered untimely for the 2021 Annual Meeting pursuant to Rule 14a-8(e) of the Exchange Act. Your submission of any proposal will be reviewed in accordance with the procedures found in SEC Regulation 14a-8, which we will supply upon request.

In addition, any shareholder who wishes to propose a nominee to the Board or propose any other business to be considered by the shareholders (other than a shareholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions under Article I, Section 1 of our Bylaws, a copy which is on file with the SEC and may be obtained from us upon request. These notice provisions require that nominations of persons for election to the Board and proposals of business to be considered by the shareholders for the 2021 Annual Meeting must be made in writing and received by the Company’s Secretary at the above address no earlier than ninety (90) days, and no later than sixty (60) days before the date of the 2021 Annual Meeting; provided that, in the event the Company provides less than seventy (70) days’ notice prior to the date of the 2021 Annual Meeting, such proposal must be received by the Company’s Secretary no later than the tenth (10th) day following the date on which such notice of the date of the 2021 Annual Meeting was mailed to shareholders.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This practice, which is commonly referred to as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. NHC and some brokers household proxy materials unless contrary instructions have been received from the affected shareholders. NHC will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to NHC’s Secretary at 100 E. Vine Street Murfreesboro, TN 37130, telephone (615) 890-2020, and we will promptly deliver such materials to you. You may also contact the above if you (and other shareholders sharing the same address) are receiving multiple copies of proxy materials and wish to receive only one.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company. As of the date of this proxy statement, we do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to the beneficial owners of our common stock. The Company utilizes the services of Broadridge Financial Solutions to disseminate its proxy materials for an estimated cost of $19,000. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

WEBSITE INFORMATION

The NHC website (www.nhccare.com) contains information on the Company, including public filings such as 10-Qs, 10-Ks, Statements of Beneficial Ownership, press releases and the like. We also maintain the following documents on the website, all of which we are incorporating herein by reference as though copied verbatim:

- The Restated Audit Committee Charter,

- The Compensation Committee Charter, Restated 2013,

- The Nominating and Corporate Governance Committee Charter,

- Valuesline information, and

- The NHC Code of Ethics.

The Code of Ethics has been adopted for all employees, officers and directors of the Company. If there are any amendments or waivers to the Code of Ethics, it will be published on the website. In June 2015, and in connection with an overall review of its governance policies, the Board adopted a revised Code of Ethics & Business Conduct (the “Code”) that amended, restated, and replaced the prior Code of Ethics applicable to the Company. The revised Code consolidated the Code of Ethics & Business Conduct into one central document, as opposed to various provisions included in different places within the NHC Employee Handbook. The revised Code applies to all directors, officers and employees, emphasizes managerial leadership and responsibility, and clarifies reporting and investigation of violations of the Code. The amendment of the Code did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Ethics. The Company posted on its website that it had adopted the revised Code on June 15, 2015.

Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request. Our press releases for at least the last three years can be accessed on the press release page and there are also listings of the various services that the Company provides, a listing of the facilities and their locations, information on long-term care insurance and job opportunities. The website is updated regularly for any SEC filings and press releases.

OTHER MATTERS

The Board knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment to the extent permitted under the U.S. Securities Laws.

Appendix A

NATIONAL HEALTHCARE CORPORATION 2020 OMNIBUS EQUITY INCENTIVE PLAN (THE “2020 EQUITY INCENTIVE PLAN”)

SECTION 1. PURPOSE.     The purpose of the National HealthCare Corporation 2020 Omnibus Equity Incentive Plan, as amended and restated from time to time, (the “Plan”) is to promote the interests of National HealthCare Corporation, a Delaware corporation (the “Company”), and its stockholders by providing an opportunity to selected employees, officers, directors, consultants and advisors of the Company or any Subsidiary or Affiliate thereof to purchase Common Stock of the Company, acquire stock appreciation rights in the Company or be granted restricted shares of Company Common Stock. The Plan is an amendment and restatement of the Company’s prior equity plan, the National Healthcare Corporation 2010 Omnibus Plan. By encouraging such Common Stock ownership and/or stock appreciation rights, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of “non-qualified stock options” and/or “incentive stock options” to acquire the Common Stock of the Company and “restricted stock” and/or “stock appreciation rights” in the Company, plus the continuation of the Company’s long-standing Employee Stock Purchase Program. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant “incentive stock options” within the meaning of Section 422(b) of the Code and “non-qualified stock options,” “restricted stock” and “stock appreciation rights” to which Code Section 421 does not apply. This Plan document is also an omnibus document which includes a sub-plan (the “Employee Stock Purchase Plan”) which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423), and a second separate sub-plan (the “Non-Statutory Stock Purchase Plan”) for employees, affiliates and consultants which are not eligible to participate in the Employee Stock Purchase Plan, which is not intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

SECTION 2. DEFINITIONS.     For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

2.1      “Affiliate” shall mean, with respect to any person (i) any person directly or indirectly controlling, controlled by, or under common control with such person (ii) any officer, director, general partner, member or trustee of such person, (iii) any person who is an officer, director, general partner, member or trustee of any person described in clauses (i) or (ii) of this sentence, and (iv) any licensed nursing facility or licensed hospice owned or managed by the Company. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such person or entities.

2.1     “Award” shall mean a Performance Share, a Performance Unit, Restricted Stock or Restricted Stock Unit granted pursuant to the Plan.

2.3     “Board of Directors” or “Board” shall mean the Board of Directors of the Company.

2.4     “Change in Control” shall mean the occurrence of any of the following events:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act);

(ii) any person or group is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise (a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time);

(iii) a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the beneficial owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

2.5     “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.6     “Committee” shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Exchange Act, members of the Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of said Rule 16b-3.

2.7     “Common Stock” shall mean the common stock, $0.01 par value, of the Company.

2.8     “Detrimental Activity” shall mean any of the following:

(i)     a willful refusal by a Participant to follow a lawful instruction of the Company or the Committee;

(ii)     a Participant’s willful engagement in conduct materially injurious to the business interests of the Company (as determined by the Committee in its reasonable judgment);

(iii)     a Participant being convicted of, or entering a guilty plea or a plea of no contest with respect to, a felony, whether or not connected with the Company;

(iv)     a Participant’s material breach of his or her duties, responsibilities and obligations under any employment agreement with the Company, or the material violation of any rules, policies, procedures or guidelines of the Company that is injurious to the Company;

(v)     the disclosure to anyone outside the Company, or the use in other than the business of the Company, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by a Participant either during or after employment (or other service) with the Company;

(vi)     the failure or refusal to disclose promptly and to assign to the Company all right, title and interest in any work, invention or idea, patentable or not, made or conceived by a Participant during employment (or other service) by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure intellectual property registration where appropriate in the United States and in other countries;

(vii)     a Participant’s breach or failure to comply with any provision of the Plan or such Participant’s agreements documenting the grant of any Option, SAR or Award under the Plan; or

(viii)     any attempt, directly or indirectly, to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

For purposes of this Section 2.8, the term “Company” shall also include any Subsidiary, division or Affiliate of the Company, and National Health Corporation, a Tennessee corporation, (“National”).

2.9     “Employee” shall mean (i) with respect to an ISO and the ESPP, any person who, at the time the ISO or option under the ESPP is granted to such person, is an “employee,” as such term is used in Section 422 of the Code and described in Regulations Section 1.421-1(h)(1), of the Company or a Subsidiary, and (ii) with respect to a Non-Qualified Option, Award, or SAR, any person employed by or performing bona fide services, whether as an employee, officer, consultant, director (including outside director) or otherwise, for the Company, any Subsidiary, division or Affiliate of the Company, or National. An Employee shall not include a consultant that provides services in connection with the offer or sale of securities in a capital-raising transaction or that directly or indirectly promote or maintain a market for the Company’s securities.

2.10     “Employee Stock Purchase Plan” or “ESPP” shall mean the employee stock purchase plan as created and defined in Section 16 hereof.

2.11      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.12     “Fair Market Value” shall mean the fair market value of a share of Common Stock as of any date, determined by applying the following rules:

(i)     If the principal market for the Common Stock is a national securities exchange, then the fair market value as of that date shall be the reported closing price of the Common Stock on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading.

(ii)     If sale prices are not available or if the principal market for the Common Stock is not a national securities exchange, the fair market value of the Common Stock shall be the reported closing price for the Common Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii)     If the day is not a business day, and as a result, Paragraphs (i) and (ii) next above are inapplicable, the fair market value of the Common Stock shall be determined as of the next earlier business day.

(iv)     If paragraphs (i), (ii), and (iii) next above are otherwise inapplicable, then the fair market value of the Common Stock shall be determined in good faith by the Committee.

2.13     “ISO” shall mean an option to purchase Common Stock granted under the Plan that constitutes and shall be treated as an “incentive stock option,” as such phrase is defined in Section 422(b) of the Code.

2.14     “Minimum Vesting Period” means the one-year period following the grant date of an award.

2.15     “Non-Qualified Option” shall mean an option to purchase Common Stock granted to an Employee pursuant to the Plan that is not an “incentive stock option,” with respect to which Code Section 421 does not apply, and that shall not constitute nor be treated as an ISO.

2.16     “Non-Statutory Stock Purchase Plan” shall mean the non-qualified stock purchase plan as created and defined in Section 18 hereof.

2.17     “Option” shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to this Plan.

2.18     “Participant” shall mean an Employee to whom an Option, Award, or SAR has been granted pursuant to this Plan.

2.19     “Performance Award” shall mean any Award granted pursuant to Section 6.4.4 hereof entitling a Participant to a either payment based on the Fair Market Value of a share of Common Stock (a “Performance Share”) or based on specified dollar units (a “Performance Unit”) or, with respect to a restricted Award, the lapse of restrictions, at the end of a performance period, if certain conditions established by the Committee are satisfied.

2.20     “Prior Plan” shall mean the National Healthcare Corporation 2010 Omnibus Equity Incentive Plan (as amended February 14, 2011 and March 10, 2015).

2.21     “Regulations” shall mean the United States Treasury Regulations, including Temporary Regulations, promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

2.22     “Restricted Stock” shall mean shares of Common Stock, subject to a risk of forfeiture and other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

2.23     “Restricted Stock Unit” shall mean a right to receive shares of Common Stock in the future, with such right to future delivery of such shares subject to a risk of forfeiture and other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

2.24     “SAR” shall mean a stock appreciation right as described in Section 6.3 hereof.

2.25     “Subsidiary” shall have the meaning set forth for “subsidiary corporation” in Section 424(f) of the Code.

SECTION 3. ELIGIBILITY.     Options, SARs and Awards may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Options, SARs and Awards are to be granted hereunder and to determine whether a person is to be granted an ISO, a Non-Qualified Option, a SAR, an Award or any combination thereof. No person shall have any right to participate in the Plan; provided, however, all Employees, as such term is used in Section 16.2.1 shall be eligible to participate in the Employee Stock Purchase Plan. Any person selected by the Committee for participation during any one period shall not by virtue of such participation have the right to be selected as a Participant for any other period. Any Participant may hold at any time more than one (1) Option, Award or SAR, but only upon such terms as provided hereunder and any agreement evidencing such Options, Awards or SARs. Neither the Company nor the Committee is obligated to treat Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Participants who receive, or are eligible to receive, Options, SARs and Awards (whether or not said Participants are similarly situated).

SECTION 4. COMMON STOCK SUBJECT TO THE PLAN.

4.1     Number of Shares

4.1.1     Subject to adjustment as provided in this Section 4.1 and in Section 7, a total of 2,250,000 shares of Common Stock shall be authorized for issuance under the Plan (the “Share Reserve”), all of which may be subject to ISOs. The Share Reserve shall not include the separately stated maximum number of shares of Common Stock set forth in Section 17.10 herein as authorized and available with respect to the ESPP or the separately stated maximum number of shares of Common Stock set forth in Section 18.4 herein as authorized and available for issuance under the Non-Statutory Stock Purchase Plan. As of the Effective Date, no further grants or awards will be made under the Prior Plan. The Committee may make such other determinations not inconsistent with this Section 4.1 regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.

4.1.2      If any Option, Award, or SAR granted under this Plan shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the shares subject to such award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for awards under the Plan. If any shares of Common Stock subject to an Option, Award, or SAR under the Prior Plan that are outstanding on the Effective Date are forfeited, expire or are settled for cash (in whole or in part), the shares of Common Stock subject to such award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Share Reserve.

4.1.3     No person may receive Awards, Options, SARs or any combination thereof during any 12-month period with respect to more than 500,000 shares of Common Stock.

4.1.4      Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added to the shares of Common Stock authorized for issuance under Section 4.1.1: (i) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award, and (iii) shares of Common Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof. This Section 4.1.4 shall also apply to shares of Common Stock underlying outstanding awards under the Prior Plan.

4.2     Character of Shares. The shares of Common Stock that may be issued to Participants hereunder may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock, as the Committee may determine.

SECTION 5. ADMINISTRATION OF THE PLAN.

5.1     Committee. The Plan shall be administered by the Board or, as directed specifically otherwise herein, by the Committee.

5.2      Committee Powers. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options, Awards, and SARs hereunder; (ii) to designate whether an Employee is to be granted an ISO, a Non-Qualified Option, an Award, or a SAR; (iii) to establish the number of shares of Common Stock that may be issued upon the exercise of each Option or in settlement of a SAR or an Award; (iv) to determine the time and the conditions subject to which Options and SARs may be exercised in whole or in part; (v) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company’s issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (vi) to provide financing, upon such terms and conditions as the Committee shall determine and in keeping with the provisions of Section 6.6 hereof, to Participants for the purchase of Common Stock upon the exercise of Options granted hereunder; (vii) to impose restrictions, conditions, or both with respect to shares of Common Stock acquired upon exercise of an Option or issued in settlement of a SAR or an Award; (viii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option or in settlement of a SAR or an Award may be subject to repurchase by the Company; (ix) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option or in settlement of a SAR or an Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option or in settlement of a SAR or an Award may be subject to the Company’s right of first refusal (as well as the terms and conditions of any such right of first refusal); (x) to establish vesting provisions for any Option, Award, or SAR relating to the time (or the circumstance) when the Option, Award, or SAR may be exercised by a Participant, including vesting provisions that may be contingent upon the Company meeting specified financial goals; (xi) to accelerate the time when outstanding Options may be exercised in cases of death or disability; and (xii) to establish any other terms, restrictions and conditions applicable to any Option, Award, or SAR not inconsistent with the provisions of the Plan, and, with respect to ISOs, not inconsistent with the provisions of Code Section 422.

5.3      Plan Interpretation. The Committee shall be authorized to interpret the Plan and any Option, Award or SAR granted hereunder and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of the Plan.

5.4      Committee Interpretations Conclusive. The interpretation and construction by the Committee of any provision of the Plan, any Option, Award or SAR granted hereunder or any agreement evidencing any such Option, Award or SAR shall be final and conclusive upon all parties, except as may otherwise be determined by the Board of Directors.

5.5      Committee Voting. Subject to Section 5.7 hereof, directors of the Company (or members of the Committee) who are either eligible to receive Options, Awards or SARs hereunder, or to whom Options, Awards or SARs have been granted hereunder, may vote on any matter affecting the administration of the Plan or the granting of Options, Awards or SARs under the Plan; provided, however, that no director (or member of the Committee) shall vote upon the granting of an Option, Award or SAR to himself but any such director (or Committee member) may be counted in determining the existence of a quorum at any meeting of the Board of Directors (or the Committee) at which the Plan is administered or action is taken with respect to the granting of any Option, Award or SAR.

5.6      Committee Exculpation. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee or Board of Directors shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option, Award or SAR granted hereunder.

5.7      Granting of Options and SARs to Directors and Officers. Administrative discretion regarding the selection of any Employee to whom Options, Awards and SARs may be granted pursuant to this Plan, or the determination of the number of shares of Common Stock that may be allocated to such Options, Awards or SARs and the terms thereof, shall be exercised in the following manner: (i) approval in advance by the full Board of Directors; or (ii) approval in advance by a committee that is composed solely of two or more “Non-Employee Directors,” as such term is defined under Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934; or (iii) approval in advance by a majority of the Company’s shareholders in accordance with Rule 16b-3; or (iv) ratification by a majority of the Company’s shareholders no later than the next annual shareholder meeting; or (v) the officer, employee or director retains the issuer equity securities for a period of six (6) months following their acquisition in accordance with Rule 16b-3.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS, SARS AND AWARDS.

6.1     ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee, shall be set forth in a written ISO agreement between the Company and the Participant in such form as the Committee shall approve, and shall be clearly identified therein as an ISO. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and be treated as an “incentive stock option” as defined in Section 422 of the Code. ISOs may be granted only to “employees” (within the meaning of Section 422 of the Code) of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder. Notwithstanding the above, the terms and conditions of each ISO shall include the following:

6.1.1      The exercise price shall not be less than one hundred percent (100%) (or one hundred ten percent (110%) in the case of an Employee referred to in Section 6.1.3 hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted, but in no event shall the option price be less than the par value of such shares, which price shall be payable in U.S. dollars upon the exercise of such ISO and paid, except as otherwise provided in Section 6.6, in cash or by check immediately upon exercise.

6.1.2      The Committee shall fix the term of all ISOs granted pursuant to the Plan, including the date on which such ISO shall expire and terminate; provided, however, that such term shall in no event exceed ten (10) years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 6.1.3 hereof, such term shall in no event exceed five (5) years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

6.1.3      An ISO shall not be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Code Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Subsidiary of the Company (taking into account the attribution rules of Code Section 424), unless the exercise price is at least one hundred ten percent (110%) of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five (5) years from the date it is granted.

6.1.4      In the event the Company or any Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant as a result of any “disqualifying disposition,” as defined in Code Section 421(b), of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

6.1.5      If one or more Options granted pursuant to this or any other plan of the Company or any Subsidiary of the Company that are designated as ISOs upon the grant thereof fail to qualify as ISOs, such options shall be deemed Non-Qualified Options.

6.1.6      Following a transfer of stock to a Participant pursuant to such Participant’s exercise of an ISO, the Company or any Subsidiary of the Company shall (on or before January 31 of the calendar year following the year of such transfer) furnish to such Participant the written statement prescribed by Code Section 6039 and the Regulations promulgated thereunder.

6.1.7      To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which ISOs granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall constitute a Non-Qualified Option.

6.2      Non-Qualified Options. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve, and shall be clearly identified therein as a Non-Qualified Option. The terms and conditions of each Non-Qualified Option shall be such that each Non-Qualified Option granted hereunder shall not constitute or be treated as an “incentive stock option,” as such phrase is defined in Code Section 422, and will be a “non-qualified stock option” for Federal income tax purposes to which Code Section 421 does not apply. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder. Notwithstanding the above, the terms and conditions of each Non-Qualified Option shall include the following:

6.2.1      The option price shall be as determined by the Committee but shall not be less than one hundred percent (100%) of the Fair Market Value, as determined in good faith by the Committee, of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted, nor less than the par value of such shares.

6.2.2      The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten (10) years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion and as set forth in the agreement evidencing such Non-Qualified Stock Option.

6.2.3      In the event the Company, a Subsidiary thereof, or National is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company, a Subsidiary thereof, or National shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

6.3      SARs. The terms and conditions of each SAR granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve, and shall be clearly identified therein as a SAR. The Committee shall have the power to grant, simultaneously with the grant of a Non-Qualified Option or at any other time, stock appreciation rights with respect to that portion of Common Stock as the Committee in its discretion determines. Such rights may be granted separately and exclusively (“Exclusive SARs”) or in connection with a Non-Qualified Option (“Attached SARs”) at the time of grant of such Non-Qualified Option. Any SAR granted by the Committee shall be done so as to avoid making such SAR subject to Section 409A of the Code, provided, however, that the fact that a SAR may be subject to Section 409A of the Code shall not affect the validity of the grant. The terms and conditions of any SAR granted hereunder need not be identical to those of any other SAR granted hereunder. The Committee may not, as part of the grant of any SAR, provide that dividends or dividend equivalents be paid with respect to such SAR. Notwithstanding the above, the terms and conditions of SARs shall include the following:

6.3.1      Exclusive SARs shall include in their terms the Fair Market Value, for purposes of this Section 6.3, of one (1) share of the Company’s Common Stock and shall provide that such SAR shall not be exercisable prior to a date as determined by the Committee. Except for adjustments under Section 7, without the approval of the Company’s stockholders the exercise price applicable to a SAR shall not be reduced after the SAR is granted, a SAR may not be cancelled in exchange for cash or another award (other than in connection with a Change in Control or a substitute award), and no other action may be taken with respect to a SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded.

6.3.2      An Attached SAR may be exercised only to the extent the Non-Qualified Option to which it relates is exercisable. The SAR value for each such share of Common Stock subject to an Attached SAR shall be no less than the option price under the related Option.

6.3.3      A SAR shall entitle the holder thereof to exercise such SAR (or any portion thereof), and in the case of an Attached SAR, to surrender simultaneously the Non-Qualified Option (or such portion thereof) to the Company, and to receive from the Company in exchange therefor cash, or its equivalent in shares of Common Stock, or any combination thereof as determined in the sole discretion of the Committee, having an aggregate value equal to the excess of the Fair Market Value of one (1) share of Common Stock at the date of exercise over the Fair Market Value thereof upon the date the SAR exercised was granted, as determined pursuant to Section 6.3.1 above, times the number of SARs exercised or the number of Non-Qualified Options surrendered.

6.3.4     The Committee reserves the right to call for the exercise of a SAR at any time without the approval of the holder of such SAR.

6.3.5      If the Committee elects to pay part or all of the benefit determined in accordance with Section 6.3.3 above in shares of Common Stock, the value of a share of Common Stock for such purpose shall be the Fair Market Value, as determined in accordance with Section 2.12 hereof, on the date of exercise. Provided, however, that fractional shares shall not be delivered under this Section 6.3.5, and in lieu thereof a cash adjustment shall be made.

6.3.6      If a SAR is settled with Common Stock, it shall be a condition to the obligation of the Company, upon settlement of a SAR, that the holder thereof pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the SAR. If the amount requested is not paid, the Company may refuse to conclude settlement of the SAR. If a SAR is settled with cash, the Company, a Subsidiary thereof, or National (as applicable) shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such cash is insufficient to satisfy such Federal, state or local taxes, then such Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

6.4      Grant of Awards. The Committee is hereby authorized to grant other Awards to such Employees as it, in its discretion, deems advisable. Such other Awards granted may be in the form of Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards or any combination thereof that the Committee in its discretion deems advisable. Each Award shall be subject to the following:

6.4.1      Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.4.2      Unless otherwise determined by the Committee at the time of grant, a Participant holding Restricted Stock shall be entitled to exercise full voting rights with respect to those Shares during the restriction period.

6.4.3      During the restriction period, a Participant holding Restricted Stock may, if the Committee so determines, be credited with dividends paid with respect to the underlying Common Stock; provided that if the lapse of restrictions with respect to the award of Restricted Stock is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the Participant until and to the extent the performance goals are met with respect to the Restricted Stock. Such dividends shall be paid to the Participant at times determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. The Committee may provide that dividends credited with respect to Restricted Stock shall be treated as if they are a separate Award subject to the requirements of Section 6.4.4 and a Performance Unit Award for purposes of applying the limitations set forth in Section 6.4.4

6.4.4      The Committee may grant Performance Awards to Employees under the Plan with the payment or settlement of any such Performance Award determined by reference to the achievement of certain performance measures as described below, subject to such restrictions, conditions and other terms as the Committee may determine. All Performance Awards shall be granted in compliance with this Section 6.4.4.

6.4.4.1      In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. No performance period shall exceed ten years from the date any Performance Award was granted. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences.

6.4.4.2      Performance criteria may be based upon one or more of the following business measures, which may be applied with respect to the Company, any Subsidiary or any business unit, and which may be measured on an absolute or relative to peer-group basis: (i) total shareholder return, (ii) stock price increase, (iii) return on equity, (iv) return on capital, (v) earnings per share, (vi) EBIT (earnings before interest and taxes), (vii) earnings before taxes, (viii) cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital), and (ix) such other business criteria as the Committee shall determine in its sole discretion.

6.4.4.3      At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock. Payments of Performance Awards, including the issuance of unrestricted shares where appropriate, shall generally be made as soon as practicable following the end of the performance period.

6.5     Terms and Conditions Common to All Options, Awards and SARs. All Options, Awards and SARs granted under the Plan shall include the following provisions:

6.5.1      The vesting period for each Option, Award, or SAR granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section limits the Committee’s authority to accelerate the vesting of options as set forth in Section 5.2 above; and, provided further, notwithstanding the foregoing, up to 5% of the shares of Common Stock authorized for issuance under the Plan may be utilized for awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Committee may grant awards that vest (or permit previously granted awards to vest) within the Minimum Vesting Period if such awards are substitute awards in replacement of other awards that were scheduled to vest within the Minimum Vesting Period.

6.5.2      All Options, by their terms, shall not be transferable other than by last will and testament or the laws of descent and distribution; provided, however, Non-Qualified Options, Awards, and SARs may also be transferable to members of the Participant’s immediate family (or to one or more trusts for the benefit of such family members or to partnerships or limited liability companies in which such family members or trusts are the only partners or members or to IRS qualified educational, charitable or religious foundations or institutions), if (i) the agreement with respect to which such Option, Award, or SAR relates expressly so provides, and (ii) the Participant does not receive any consideration for the transfer. Any Option, Award, or SAR held by any such transferees would continue to be subject to the same terms and conditions that are applicable to such Options immediately prior to their transfer. During a Participant’s lifetime ISOs shall be exercisable only by the Participant and Non-Qualified Options and SARs may be exercised by the Participant or the appropriate transferee.

6.5.3     Each Option, Award or SAR shall state the number of shares to which it pertains and the requirements and vesting schedule thereof, if any.

6.5.4      Except as otherwise provided in Section 6.5.4 (relating to permanent and total disability), 6.5.5 (relating to death), and 6.5.6 (relating to Detrimental Activity), in the event a Participant shall cease to be employed or providing services to the Company, Subsidiary, an Affiliate of the Company, or National on a full-time basis for any reason, the unexercised portion of any Option or SAR held by such Participant at that time may only be exercised within three (3) months after the date on which the Participant ceased to be so employed and only to the extent vested and not previously exercised as of the date the Participant ceased to be so employed; provided that in no event may such Option be exercised beyond the expiration of the term of the Option or SAR.

6.5.5      In the event a Participant shall cease to be employed by or otherwise providing services to the Company, Subsidiary, an Affiliate of the Company, or National on a full-time basis by reason of his “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Option or SAR held by such Participant at that time may only be exercised within 180 days after the date on which the Participant ceased to be so employed and only to the extent vested and not previously exercised as of the date the Participant ceased to be so employed; provided that in no event may such Option be exercised beyond the expiration of the term of the Option or SAR.

6.5.6      In the event a Participant shall die while in the full-time employ of or otherwise still providing services to the Company, Subsidiary, an Affiliate of the Company, or National, the unexercised portion of any Option or SAR held by such Participant at the time of his death may only be exercised within 180 days after the date of such Participant’s death, but only to the extent vested and not previously exercised at the time the Participant’s death; provided that in no event may such Option be exercised beyond the expiration of the term of the Option or SAR. In such event, such vested, but unexercised Option or SAR may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the Option or SAR directly from the Participant by last will and testament or the applicable laws of descent and distribution with respect to ISOs and by transfers permitted in Section 6.5.1 with respect to Non-Qualified Options and SARs.

6.5.7      In the event a Participant’s employment or service relationship with the Company, Subsidiary, an Affiliate of the Company, or National for Detrimental Activity, such Participant’s right to exercise or vest in any Option, Award or SAR granted hereunder, whether vested or non-vested, shall terminate upon notice of discharge or other notice of termination of the service relationship.

6.5.8      Notwithstanding anything in the Plan to the contrary, the Committee may grant Options, Awards, and SARs to Employees, as such term is defined in Section 2.9 hereof with respect to Options, Awards, and SARs, that do not include the provisions of Section 6.5.3 through 6.5.7, or that include modified versions thereof, provided the agreement evidencing such Options or SARs reflects such deletions or modifications; provided, further, agreements with respect to ISOs shall include provisions necessary for them to qualify as “incentive stock options” within the meaning of Section 422(b) of the Code.

6.6     Payment of Exercise Price. The payment of the exercise price of an Option granted under this Plan shall be subject to the following:

6.6.1      Subject to the following provisions of this Section 6.6, the full exercise price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 6.6.3, payment may be made as soon as practicable after the exercise).

6.6.2      The exercise price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided, unless otherwise determined by the Committee, no shares may be tendered pursuant to this Section 6.6.2 unless such shares have been held by the Participant for six (6) months or more.

6.6.3      The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

6.6.4      The Committee may in its discretion permit a Participant to pay the exercise price by the “net exercise” of such Option. In such case, the Company will not require a cash payment of the exercise price, but will reduce the number of shares of Common Stock issued upon the exercise of such Option by the largest number of whole shares of Common Stock that have a Fair Market Value which does not exceed the aggregate exercise price, including tax withholding, with respect to the portion of such Option that is being exercised. With respect to any remaining balance of the aggregate Option price, the Company shall accept a cash payment. Upon the “net exercise” of an Option (A) shares used to pay the Option price, (B) shares actually delivered to the Option holder as a result of such exercise, and (C) shares withheld for purposes of tax withholding, will no longer be outstanding under such Option (and will therefore no longer be exercisable by the holder).

6.7     Modification of Options.   Subject to the terms and conditions and within the limitations of the Plan, and with respect to ISOs as permitted by the Code, the Committee, in its discretion, may modify outstanding Options, Awards and SARs granted under the Plan; provided, however, that no modification of an Option, Award or SAR shall, without the consent of the holder thereof, cause an ISO to become a Non-Qualified Option or, except as otherwise set forth herein, alter or impair any rights or obligations under any Option, Award, or SAR theretofore granted under the Plan. The Committee, in its discretion, may provide in the applicable Option agreement that the Option may be exercised in whole or in part prior to vesting and prior to its expiration; provided the shares so exercised shall be held by the Company until vesting occurs or canceled and the purchase price refunded if service with the Company, Subsidiaries, Affiliates of the Company, or National and Board membership terminates prior to vesting. Except for adjustments under Section 7, without the approval of the Company’s stockholders, the option price shall not be reduced after an Option is granted, an Option (with a fair market value less than the option price) may not be cancelled in exchange for cash or another award (other than in connection with a Change in Control or a substitute award), and no other action may be with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded.

6.8.      Fixed Grant to Certain Directors. Each Director of the Company who is not an employee of the Company (“Non-Employee Director”) shall automatically be granted a stock option to purchase Seven Thousand Five Hundred (7,500) shares of the Common Stock to be granted and issued on the day of the Annual Meeting of Shareholders each year with an exercise price set at the closing price of NHC’s Common Stock on that day. Such options will vest on the first anniversary of the grant date and expire on the fifth anniversary of the grant date. The provisions of this Section 6.8 may not be amended more than once every six (6) months, other than to comply with the changes in the Code, ERISA, or rules promulgated thereunder.

6.9      Rights as a Stockholder. Any Participant or transferee of an Option, Award, or SAR granted hereunder shall have no rights as a stockholder of the Company with respect to any shares of Common Stock to which such Option, Award or SAR relates until the date of the issuance of a stock certificate to him for such shares or as provided in Section 6.4. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as otherwise required by Section 7 hereof or as provided in Section 6.4.

6.10      Other Agreement Provisions. The agreements evidencing Options, Awards and SARs authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of Options or SARs, as the Committee shall deem advisable. Any ISO agreement hereunder shall contain such limitations and restrictions upon the exercise of ISOs as shall be necessary in order that such ISOs will be “incentive stock options” as defined in Section 422 of the Code, or to conform to any change in the law, which provisions shall control any inconsistent or contradictory provision of the Plan.

SECTION 7. ADJUSTMENTS.

7.1      Reorganization, Merger, Recapitalization, Etc. The number, kind or class (or any combination thereof) of shares of Common Stock reserved under Section 4.1, the annual grant caps described in Section 4.1, the number, kind or class (or any combination thereof) of shares of Common Stock subject to Options, SARs or Awards granted under this Plan, the option price of such Options, the exercise price of SARs granted under this Plan, and such other terms as determined by the Committee shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend or a dividend of Stock, other securities or other property), recapitalization, reorganization, stock split, reverse stock split, split-up, spin-off, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction; provided, however, that the limitations of Sections 422 and 424 of the Code shall apply with respect to adjustments made to ISOs so as not to cause any ISO to cease to qualify as an ISO under Code Section 422. The Committee as part of any corporate transaction described in Section 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with Section 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Common Stock reserved under Section 4.1 and the annual grant cap described in Section 4.1. Furthermore, the Committee as part of any corporate transaction described in Section 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with Section 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Common Stock subject to any outstanding common stock grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option, SAR or other Award grants previously made under this Plan and the related option price and SAR value for each such Option and SAR and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with Section 424(a) of the Code and without regard to the annual grant cap described in Section 4.1 of this Plan) to make any Option, SAR and Award grants to effect the assumption of, or the substitution for, Option, SAR and Award grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such Option, SAR or Award grants.

7.2      Effect of a Change in Control. Notwithstanding Section 7.1, in the event of a corporate transaction which constitutes a Change in Control, the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that a payment in cash or other appropriate consideration to be received in such transaction shall be made promptly following the Change in Control in lieu of all or any portion of vested Options, SARs and Awards granted under this Plan. The amount payable for each such vested Option, SAR or Award shall be determined in good faith by the Committee in a manner which will preserve the intrinsic value of such Option, SAR, or Award as of the consummation of such transaction; provided, however, certain Options, SARs, or Awards, such as an Option which has an exercise price which is less than Fair Market Value of a share of Common Stock as of the consummation of such transaction or a SAR which has a base value which is less than the Fair Market Value of a share of Common Stock as of the consummation of such transaction, have no economic value and may be canceled without payment. After such a determination by the Committee, each Option, SAR and Award granted hereunder, whether vested or unvested, shall terminate and the Participant shall have no further rights thereunder except the right to receive the payment provided under this Section 7.2, if any.

7.3      Acceleration of Vesting. A Change in Control shall cause the vesting date of each outstanding Option, SAR or Award (excluding Performance Awards) to accelerate and be exercisable within sixty (60) days prior to such occurrence in whole or in part, and each outstanding Performance Award shall vest upon the Change in Control and such Performance Award shall be treated as vested for purposes of Section 7.2.

7.4      Limited Rights Upon Company’s Restructure. Except as herein before expressly provided in this Section 7, a holder of an Option, Award or a SAR shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option, Award or SAR granted hereunder.

7.5      Effect of Options and SARs on Company’s Capital and Business Structure. The grant of an Option, Award or a SAR pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

SECTION 8. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. Neither the Plan nor any Option, Award or SAR granted hereunder to an Employee shall be construed as conferring upon such Participant any right to continue in the employ of the Company or the service of the Company or any Subsidiary, as the case may be, or limit in any respect the right of the Company or any Subsidiary to terminate such Participant’s employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

SECTION 9. AMENDMENT OF THE PLAN. The Board of Directors may, as permitted by law, amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding Common Stock of the Company entitled to vote thereon at a shareholders’ meeting, the Board of Directors may not amend the Plan to (i) increase (except for increases due to adjustments in accordance with Section 7 hereof) the aggregate number of shares of Common Stock which may be issued under the Plan, (ii) increase the benefits accruing to a Participant under this Plan, including any decrease in the minimum exercise price specified by the Plan in respect of ISOs, (iii) change the class of Employees eligible to receive Options, Awards, or SARs under the Plan, or (iv) make any other revision to the Plan as it relates to ISOs that requires shareholder approval under the Code. Notwithstanding any other provision of the Plan, shareholder approval of amendments to the Plan need not be obtained if such approval is not required under Rule 16b-3 (to the extent applicable to the Company) as of the effective date of such amendments, and with respect to ISOs, if such approval is not required under Section 422 of the Code.

SECTION 10. COMPLIANCE WITH RULE 16B-3 AND CODE SECTION 422. The Company shall use its best efforts to maintain the Plan, and to assure the Options, Awards and SARs are granted and exercised under the Plan, in accordance with Rule 16b-3 (to the extent Rule 16b-3 could be applicable to any transaction in securities arising in connection with the Plan), and with respect to ISOs, Code Section 422, as said Rule 16b-3 and Code Section 422 may be amended from time to time, and any and all successor statutes and regulations thereof, including without limitation, the seeking of any appropriate amendments to the Plan and all requisite approvals and consents of such amendments; provided, however, that except as otherwise set forth in the Plan, the Company shall take no action that adversely affects Options, Awards or SARs then outstanding under the Plan without the prior written consent of the holders of such Options, Awards or SARs.

SECTION 11. INVESTMENT PURPOSE. Each Option, Award and SAR under the Plan shall be granted on the condition that the purchase of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that in the event the stock subject to such Option, Award or SAR is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without registration would otherwise be permissible under applicable laws, rules and regulations. Such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

SECTION 12. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option, Award or SAR granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its expense, to handle and defend the same.

SECTION 13. TERMINATION OF THE PLAN. The Board of Directors may terminate the Plan at any time. No Option, Award or SAR may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option, Award or SAR theretofore granted under the Plan.

SECTION 14. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted hereunder shall be used for general corporate purposes.

SECTION 15. NO OBLIGATION TO EXERCISE OPTION OR SAR. The granting of an Option or SAR hereunder shall impose no obligation upon the Participant to exercise such Option or SAR.

SECTION 16. EMPLOYEE STOCK PURCHASE PLAN (ESPP).

16.1      Definitions. As used in Sections 16 and 17, the following words and phrases shall have the meanings below, unless a different meaning is plainly required by the context:

16.1.1      The term “Closing Price” shall mean the fair market value of a share of the Company’s Common Stock determined by applying the rules set forth in Section 2.12 above.

16.1.2      The term “Contribution Account” shall mean the account established on behalf of an Employee Member to which shall be credited the amount of the Employee Member’s contribution.

16.1.3      The term “Employee” shall mean any person who, at the time an option under this Employee Stock Purchase Plan is granted to such person, is an “employee” of the Employer, as such term is used in Section 423 of the Code and described in Regulations Section 1.421-1(h)(1).

16.1.4      The term “Employee Member” shall mean any Employee of the Employer who has met the conditions and provisions for becoming an Employee Member as provided herein.

16.1.5      The term “Employer” shall mean the Company and any corporation during any period in which such corporation is a “subsidiary corporation” as that term is defined in Section 424(f) of the Code with respect to the Company that the Committee designates to be subject to this Employee Stock Purchase Plan.

16.1.6     The term “Exercise Date” shall mean the last trading date on the NYSE-Amex Stock Exchange (or successor exchange) in the Plan Year.

16.1.7      The term “Grant Date” shall mean the first NYSE-Amex Stock Exchange (or successor exchange) trading date of the Plan Year.

16.1.8      The term “Issue Price” shall mean a price per share of Common Stock as determined by the Board, but not less than eighty-five percent (85%) of the lower of the Closing Price of the shares on either the Grant Date or the Exercise Date as determined on the Exercise Date.

16.1.9      The term “Member’s Contribution Rate” shall be an exact number of dollars elected by the Employee Member to contribute by regular payroll deductions to their Contribution Account.

16.1.10      The term “Plan Year” shall mean a twelve (12) month period beginning on the first day of January and ending on the last day of December.

16.2     Membership in Employee Stock Purchase Plan.

16.2.1      Each Employee shall become eligible to participate in the Employee Stock Purchase Plan upon his or her date of employment. Options under this Employee Stock Purchase Plan may be granted only to Employees of the Employer.

16.2.2      Each Employee who becomes eligible to participate in the Employee Stock Purchase Plan shall be furnished a summary of the Employee Stock Purchase Plan and a Request for Participation form. If such Employee elects to participate hereunder, said Employee shall complete such form and file it with the Employee’s Employer in accordance with procedures established by the Board (or its designee under Section 17) and will thereby become an Employee Member. The completed Request for Participation form shall indicate the amount of Employee contribution or purchase amount authorized by the Employee Member.

16.2.3      Upon becoming an Employee Member, said Employee Member shall be bound by the terms of this Employee Stock Purchase Plan and the other applicable provisions of the Plan, including any amendments hereto.

16.3     Issuance of Stock Purchase Plan Rights.

16.3.1      In order to participate in this Employee Stock Purchase Plan an Employee must authorize Employer to deduct through payroll deduction an exact number of dollars per pay period, but not less than $10.00 per pay period or more than the payment to the employee that pay period. Such Employee authorization shall be in writing and on such forms as provided by the Company. Such deductions shall begin as of the first pay period after receipt of the Request for Participation form at the corporate offices, but no later than March 31 in any Plan Year, unless extended by the Board. No interest shall accrue on any amounts withheld under this Employee Stock Purchase Plan.

16.3.1.1     The Employee Member’s Contribution Rate, once established, shall remain in effect for all Plan Years unless changed by the Employee Member in writing on such forms as provided by the Company and filed with the Company.

16.3.1.2     At any time during the Plan Year, an Employee Member may notify the Company that such Employee Member wishes to discontinue contributions. This notice shall be in writing and on such forms as provided by the Company and shall become effective as of a date not more than thirty (30) days following its receipt by the Company. Upon such discontinuance, the Employee Member may not again elect to make contributions to the Plan for the remainder of the Plan Year, and all contributions previously made shall be used to purchase shares of Common Stock pursuant to the Plan in accordance with Section 16.3.3 unless withdrawn by the Employee Member pursuant to Section 16.3.1.3.

16.3.1.3     An Employee Member may elect to withdraw some or all of said Employee Member’s contributions once at any time during the Plan Year without being terminated from the Plan. However, if contributions are withdrawn a second time during the Plan Year, no further contributions will be permitted during that Plan Year by that Employee Member.

16.3.2      If the total number of shares of Common Stock to be purchased hereunder by all Employee Members exceeds the number of shares authorized under the Plan, a pro-rata allocation of the available shares will be made among all Employee Members authorizing such payroll deductions based on the amount in their respective Contribution Account on the Exercise Date.

16.3.3      On each Exercise Date the Employee Member’s Contribution Account shall be used to purchase the maximum number of whole shares of Common Stock determined by dividing the Issue Price into the Member’s Contribution Account. Any money remaining in an Employee Member’s Contribution Account may be returned to the Employee Member if requested. If such return is not requested, the balance will remain in the Contribution Account to be used in the next Plan Year along with new contributions in the new Plan Year. All rights or options under this Employee Stock Purchase Plan shall be subject to such amendment or modification as the Company shall deem necessary to comply with any applicable law, and shall contain such other provisions as the Company shall deem necessary to comply with any applicable law, and shall contain such other provisions as the Company shall from time to time approve and deem necessary.

16.3.4     In no event may an Employee Member:

(i)      Be granted an option under this Employee Stock Purchase Plan which permits such Employee’s rights to purchase Common Stock under all employee stock purchase plans of the Employer to accrue at an annual rate which exceeds $25,000 of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time consistent with Section 423(b)(8) of the Code and the Regulations promulgated thereunder;

(ii)      Receive an option under this Employee Stock Purchase Plan if he or she would beneficially own, immediately after the option is granted, 5% or more of the total combined voting power or value of all outstanding common stock of the Employer and, for purposes of this clause (ii) the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee; or

(iii)      Transfer or otherwise alienate any option granted to him or her under this Employee Stock Purchase Plan other than by will or the laws of intestate succession.

16.3.5      The Company certificates representing shares of Common Stock purchased through the exercise of the option granted under this Employee Stock Purchase Plan shall be issued as soon as practical after the date of such exercise. Notwithstanding the foregoing, shares purchased through the Employee Stock Purchase Plan may be held electronically by an uncertificated book-entry by the Company’s transfer agent.

16.3.6      Any Employee whose employment with the Employer is terminated for any reason except death and retirement during the Plan Year shall cease to be an Employee Member immediately. The balance of the Member’s Contribution Account shall be paid to such Employee Member, or his legal representative, as soon as practical after termination. Any options granted to such Employee Member under this Employee Stock Purchase Plan shall be deemed null and void.

16.3.7     If an Employee Member shall die during a Plan Year, no further contributions on behalf of the deceased Employee Member shall be made. The executor or legal representative of the deceased Employee Member may elect to withdraw the balance in said Employee Member’s Contribution Account by notifying the Employer in writing. In the event no election to withdraw has been made, the balance accumulated in the deceased Employee Member’s Contribution Account shall be used to purchase shares in accordance with this Employee Stock Purchase Plan.

16.3.8      If an Employee Member shall retire during a Plan Year, no further contributions on behalf of the retired Employee Member shall be made. The Employee Member may elect to withdraw the balance in said Employee Member’s Contribution Account by notifying the Employer in writing. In the event no election to withdraw has been made, the balance accumulated in the retired Employee Member’s Contribution Account shall be used to purchase shares in accordance with this Section 16.

SECTION 17. MISCELLANEOUS PROVISIONS OF THE ESPP.

17.1     Administration of ESPP. The Board or any person delegated such authority by the Board shall administer the Employee Stock Purchase Plan and keep records of individual Employee Member benefits. The Board shall administer the ESPP provided in Sections 16 and 17 in such a manner as to qualify it as an “employee stock purchase plan” intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423). The Board shall interpret the Employee Stock Purchase Plan and shall determine all questions arising in the administration, interpretation and application of the Employee Stock Purchase Plan, and all such determinations by the Board shall be conclusive and binding on all persons.

17.2      Limitation of Benefit. Each Employee Member, former Employee Member, or any other person who shall claim the right or benefit under this Employee Stock Purchase Plan, shall be entitled only to look to the Company for such benefit.

17.3      Amendment of ESPP. The Board may at any time or from time to time, amend the Employee Stock Purchase Plan in any respect or terminate same; provided, however, that, without the approval of the holders of a majority of the outstanding Common Stock of the Company entitled to vote thereon at a shareholders’ meeting, the Board of Directors may not amend the Employee Stock Purchase Plan to increase (except for increases due to adjustments in accordance with Section 7 hereof) the aggregate number of shares of Common Stock which may be issued under the Employee Stock Purchase Plan or change the class of Employees eligible to participate in this Employee Stock Purchase Plan. This Employee Stock Purchase Plan will be suspended in the event a tender offer is made to the shareholders of the Company. The Board’s determination that such an offer has been made shall be conclusive. No contributions will be accepted, and all Contribution Account balances will be refunded to Employee Members. This Employee Stock Purchase Plan may thereafter be reactivated by Board action at any time.

17.4     Expenses. The Company will pay all expenses of administering this Employee Stock Purchase Plan that may arise in connection with this Employee Stock Purchase Plan.

17.5     Rules, Regulations and Procedures. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Employee Stock Purchase Plan that are not covered in this Employee Stock Purchase Plan shall be promulgated and adopted by the Board.

17.6     Transferability. The option rights under this Employee Stock Purchase Plan are not subject to assignment or alienation. If an Employee Member attempts such assignment, transfer or alienation, the Company shall disregard that action.

17.7     No Right to Employment/Contract. This Employee Stock Purchase Plan will not be deemed to constitute a contract between an Employer and any Employee Member or to be a consideration or an inducement for the employment of any Employee Member or Employee. Nothing contained in this Employee Stock Purchase Plan shall be deemed to give any Employee Member or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee Member or Employee at any time regardless of the effect which such discharge shall have upon said Employee Member or Employee as an Employee Member of the Plan.

17.8      Indemnification. No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Employer or its affiliates, under or by reason of any of the terms, conditions or agreements contained in this Employee Stock Purchase Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against the Employer or its affiliates, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Employee Stock Purchase Plan, are hereby expressly waived and released by every Employee Member, as a part of the consideration for any benefits by the Employers under this Employee Stock Purchase Plan.

17.9      Approvals. The Company’s obligation to sell and deliver shares under the Employee Stock Purchase Plan is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, sale or delivery of such securities.

17.10      Maximum Number of Shares. Subject to Section 7.1, the maximum number of shares of Common Stock that may be issued with respect to options granted under the Employee Stock Purchase Plan shall be equal to the sum of 250,000 shares of Common Stock.

SECTION 18. NON-STATUTORY STOCK PURCHASE PLAN.

18.1     Definitions. As used in Sections 18 and 19, the following words and phrases shall have the meanings below, unless a different meaning is plainly required by the context:

18.1.1      The term “Closing Price” shall mean the fair market value of a share of the Company’s Common Stock determined by applying the rules set forth in Section 2.12 above.

18.1.2      The term “Contribution Account” shall mean the account established on behalf of a Non-Qualified Member to which shall be credited the amount of the Non-Qualified Member’s contribution.

18.1.3      The term “Non-Qualified Member” shall mean any Employee of the Employer or an Affiliate who does not meet the requirements of Section 423 of the Code to participate in the statutory plan provided in Sections 16 and 17 above and has met the conditions and provisions for becoming a Non-Qualified Member as provided herein.

18.1.4      The term “Employer” shall mean National HealthCare Corporation and its Service Agreement provider, National Health Corporation, their successors and assigns, and any subsidiaries, divisions or Affiliates authorized by the Board to participate in the Non-Statutory Stock Purchase Plan with respect to their Employees.

18.1.5      The term “Exercise Date” shall mean the last trading date on the NYSE-Amex Stock Exchange (or successor exchange) in the Plan Year.

18.1.6      The term “Grant Date” shall mean the first NYSE-Amex Stock Exchange (or successor exchange) trading date of the Plan Year.

18.1.7      The term “Issue Price” shall mean a price per share of Common Stock as determined by the Board, but not less than eighty-five percent (85%) of the lower of the Closing Price of the shares on either the Grant Date or the Exercise Date as determined on the Exercise Date. Notwithstanding any provision of this Section 18 to the contrary, any provision of this Non-Statutory Stock Purchase Plan as set forth in this Section 18 that would provide a Participant with any deferred compensation as defined by Section 409A of the Code shall be void. Therefore, all stock options granted pursuant to this Section 18 shall be issued and exercised within the same calendar year.

18.1.8      The term “Non-Qualified Member’s Contribution Rate” shall be an exact number of dollars elected by the Non-Qualified Member to contribute by regular payroll deductions to their Contribution Account.

18.1.9      The term “Plan Year” shall mean a twelve (12) month period beginning on the first day of January and ending on the last day of December.

18.2     Membership in Non-Statutory Stock Purchase Plan.

18.2.1      The Board of Directors shall determine which of the Employees of the Employer (as Employer is defined in this Section 18) who do not meet the requirements to participate in the ESPP provided in Section 16 shall become eligible to participate in the Non-Statutory Stock Purchase Plan.

18.2.2      Each Employee who the Board of Directors determined is eligible to participate shall be furnished a summary of the Non-Statutory Stock Purchase Plan and a Request for Participation form. If such Employee elects to participate hereunder, said Employee shall complete such form and file it with the Employee’s Employer and will thereby become a Non-Qualified Member. The completed Request for Participation form shall indicate the amount of Employee contribution or purchase amount authorized by the Non-Qualified Member.

18.2.3      Upon becoming a Non-Qualified Member, said Employee Member shall be bound by the terms of this Non-Statutory Stock Purchase Plan and the other applicable provisions of the Plan, including any amendments hereto.

18.3     Issuance of Stock Purchase Plan Rights.

18.3.1      In order to participate in this Non-Statutory Stock Purchase Plan an Employee must authorize Employer to deduct through payroll deduction an exact number of dollars per pay period, but not less than $10.00 per pay period or more than the payment to the Employee that pay period. Such Employee authorization shall be in writing and on such forms as provided by the Company. Such deductions shall begin as of the first pay period after receipt of the Request for Participation form at the corporate offices, but no later than March 31 in any Plan Year, unless extended by the Board. No interest shall accrue on any amounts withheld under this Non-Statutory Stock Purchase Plan.

18.3.1.1     The Non-Qualified Member’s Contribution Rate, once established, shall remain in effect for all Plan Years unless changed by the Non-Qualified Member in writing on such forms as provided by the Company and filed with the Company.

18.3.1.2     At any time during the Plan Year, a Non-Qualified Member may notify the Company that said Non-Qualified Member wishes to discontinue contributions. This notice shall be in writing and on such forms as provided by the Company and shall become effective as of a date not more than thirty (30) days following its receipt by the Company. Upon such discontinuance, the Non-Qualified Member may not again elect to make contributions to the Plan for the remainder of the Plan Year, and all contributions previously made shall be used to purchase shares of Common Stock pursuant to the Plan in accordance with Section 18.3.3 unless withdrawn by the Non-Qualified Member pursuant to Section 18.3.1.3.

18.3.1.3          A Non-Qualified Member may elect to withdraw some or all of said Non-Qualified Member’s contributions once at any time during the Plan Year without being terminated from the Plan. However, if contributions are withdrawn a second time during the Plan Year, no further contributions will be permitted during that Plan Year by that Non-Qualified Member.

18.3.2      If the total number of shares of Common Stock to be purchased hereunder by all Non-Qualified Members exceeds the number of shares authorized under the Plan, a pro-rata allocation of the available shares will be made among all Non-Qualified Members authorizing such payroll deductions based on the amount in their respective Contribution Account on the Exercise Date.

18.3.3      On each Exercise Date the Non-Qualified Member’s Contribution Account shall be used to purchase the maximum number of whole shares of Common Stock determined by dividing the Issue Price into the Member’s Contribution Account. Any money remaining in a Non-Qualified Member’s Contribution Account may be returned to the Non-Qualified Member if requested. If such return is not requested, the balance will remain in the Contribution Account to be used in the next Plan Year along with new contributions in the new Plan Year. All rights or options under this Non-Statutory Stock Purchase Plan shall be subject to such amendment or modification as the Company shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Company shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Company shall from time to time approve and deem necessary.

18.3.4      In no event may a Non-Qualified Member:

(i)      Be granted an option under this Non-Statutory Stock Purchase Plan which permits such Employee’s rights to purchase Common Stock under all employee stock purchase plans of the Employer to accrue at a rate which exceeds $25,000 of fair market value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time; or

(ii)      Transfer or otherwise alienate any option granted to him/her under this Non-Statutory Stock Purchase Plan other than by will or the laws of intestate succession.

18.3.5      The Company certificates representing shares of Common Stock purchased through the exercise of the option granted under this Non-Statutory Stock Purchase Plan shall be issued as soon as practical after the date of such exercise. Notwithstanding the foregoing, shares purchased through the Non-Statutory Stock Purchase Plan, may be held electronically by an uncertificated book-entry by the Company’s transfer agent.

18.3.6      Any Non-Qualified Member whose employment with the Employer (as Employer is defined in this Section 18) is terminated for any reason except death and retirement during the Plan Year shall cease to be a Non-Qualified Member immediately. The balance of the Member’s Contribution Account shall be paid to such Non-Qualified Member, or his legal representative, as soon as practical after termination. Any options granted to such Non-Qualified Member shall be deemed null and void.

18.3.7      If a Non-Qualified Member shall die during a Plan Year, no further contributions on behalf of the deceased Non-Qualified Member shall be made. The executor or legal representative of the deceased Non-Qualified Member may elect to withdraw the balance in said Member’s Contribution Account by notifying the Employer in writing. In the event no election to withdraw has been made, the balance accumulated in the deceased Member’s Contribution Account shall be used to purchase shares in accordance with this Non-Statutory Stock Purchase Plan.

18.3.8      If a Non-Qualified Member shall retire during a Plan Year, no further contributions on behalf of the retired Non-Qualified Member shall be made. The Non-Qualified Member may elect to withdraw the balance in said Non-Qualified Member’s Contribution Account by notifying the Employer in writing. In the event no election to withdraw has been made, the balance accumulated in the retired Member’s Contribution Account shall be used to purchase shares in accordance with this Section 18.

18.4      Maximum Number of Shares. Subject to Section 7.1, the maximum number of shares of Common Stock that may be issued with respect to options granted under the Non-Statutory Stock Purchase Plan shall be equal to the sum of 25,000 share of Common Stock.

SECTION 19. MISCELLANEOUS PROVISIONS OF THE NON-STATUTORY STOCK PURCHASE PLAN.

19.1      Administration of Non-Statutory Stock Purchase Plan.   The Board or any person delegated such authority by the Board shall administer the Non-Statutory Stock Purchase Plan and keep records of individual Non-Qualified Member benefits. The Board shall administer the Non-Statutory Stock Purchase Program provided in Sections 18 and 19 as a non-statutory plan, which is not intended to satisfy the requirements of Section 423 of the Code. The Board shall determine all questions arising in the administration, interpretation and application of the Non-Statutory Stock Purchase Plan, and all such determinations by the Board shall be conclusive and binding on all persons.

19.2      Limitation of Benefit. Each Non-Qualified Member, former Non-Qualified Member, or any other person who shall claim the right or benefit under this Non-Statutory Stock Purchase Plan, shall be entitled only to look to the Company for such benefit.

19.3      Amendment of Non-Statutory Stock Purchase Plan. The Board may at any time or from time to time, amend the Non-Statutory Stock Purchase Plan in any respect or terminate same. This Non-Statutory Employee Stock Purchase Plan will be suspended in the event a “tender offer” is made to the shareholders of the Company. The Board’s determination that such an offer has been made shall be conclusive. No contributions will be accepted, and all Contribution Account balances will be refunded to Non-Qualified Members. This Non-Statutory Stock Purchase Plan may thereafter be reactivated by Board action at any time.

19.4      Expenses. The Company will pay all expenses of administering this Non-Statutory Stock Purchase Plan that may arise in connection with this Non-Statutory Stock Purchase Plan.

19.5      Rules, Regulations and Procedures. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Non-Statutory Stock Purchase Plan that are not covered in this Non-Statutory Stock Purchase Plan shall be promulgated and adopted by the Board.

19.6      Transferability. The option rights under this Non-Statutory Stock Purchase Plan are not subject to assignment or alienation. If a Non-Qualified Member attempts such assignment, transfer or alienation, the Company shall disregard that action.

19.7      No Right to Employment/Contract. This Non-Statutory Stock Purchase Plan will not be deemed to constitute a contract between an Employer and any Non-Qualified Member or to be a consideration or an inducement for the employment of any Non-Qualified Member or Employee. Nothing contained in this Non-Statutory Stock Purchase Plan shall be deemed to give any Non-Qualified Member or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Non-Qualified Member or Employee at any time regardless of the effect which such discharge shall have upon said Non-Qualified Member or Employee as a Non-Qualified Member of the Plan.

19.8      Indemnification. No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Employer or its affiliates, under or by reason of any of the terms, conditions or agreements contained in this Non-Statutory Stock Purchase Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against the Employer or its affiliates, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Non-Statutory Stock Purchase Plan, are hereby expressly waived and released by every Non-Qualified Member, as a part of the consideration for any benefits by the Employers under this Non-Statutory Stock Purchase Plan.

19.9      Approvals. The Company’s obligation to sell and deliver shares under the Non-Statutory Stock Purchase Plan is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, sale or delivery of such securities.

SECTION 20. EFFECTIVE DATE OF THE PLAN.     The Plan shall be effective as of the date it is approved by the Board of Directors (the “Effective Date”); provided, however, that to the extent that (i) Options, Awards, or SARs are granted under the Plan or (ii) options are granted under the Employee Stock Purchase Plan and the Non-Statutory Stock Purchase Plan prior to approval by the Company’s shareholders, such Options, Awards, SARs, and Employee Stock Purchase Plan and Non-Statutory Stock Purchase Plan options shall be contingent on approval of the Plan by the Company’s shareholders within twelve (12) months before or after the date the Plan is approved by the Board and consistent with the requirements for shareholder approval of matters requiring shareholder approval under the Company’s organizational documents and under applicable corporate law. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options, Awards, or SARs under it are outstanding; provided, however, that no Options, Awards, or SARs may be granted under the Plan after the ten-year anniversary of the date the Plan is approved by the Board of Directors.

SECTION 21. GENERAL PROVISIONS.

21.1      Section 409A. Notwithstanding other provisions of the Plan or any agreements effecting a grant of Options, Awards or SARs thereunder, no Options, Awards or SARs shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, any payment or delivery of Common Stock in respect of any Options, Awards or SARs under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant agreement, as the case may be, without causing the Participant holding such Options, Awards or SARs to be subject to taxation under Section 409A of the Code, the Company will make such payment or delivery of Common Stock on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any payment and/or delivery of Common Stock in respect of any Options, Awards or SARs subject to Section 409A of the Code that are linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its affiliates, determined in accordance with Section 409A of the Code and the Regulations promulgated thereunder. The Company shall use commercially reasonable efforts to implement the provisions of this Section 21.1 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 21.1.

21.2      Company Clawback Policy. Any award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

21.3     Interpretation. Any words herein used in the masculine shall read and be construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

21.4     Headings. Any heading or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

21.5     Separability of Provisions. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan will not be affected but will be applied as if the invalid or unenforceable provision had not been included in the Plan.

21.6     Governing Law. This Plan shall be construed in accordance with the laws of the State of Tennessee without reference to its conflicts of law provisions.

NHC
NATIONAL HEALTHCARE CORPORATION

NATIONAL HEALTHCARE CORPORATION
CITY CENTER
100 E. VINE STREET
MURFREESBORO, TN 37130

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E95307-P36702

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DETACH AND RETURN THIS PORTION ONLY

NATIONAL HEALTHCARE CORPORATION

The Board of Directors recommends you vote FOR Proposals 1, 2, and 3 and AGAINST Proposal 4.

1. The re-election of directors to hold office for a three (3) year term and until their successors have been duly elected and qualified;
   The Board of Directors recommends you vote FOR each nominee in Proposal 1.

Nominees:	For	Against	Abstain
1a. W. Andrew Adams	☐	☐	☐
1b. Ernest G. Burgess, III	☐	☐	☐
1c. Emil E. Hassan	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E95308-P36702

NATIONAL HEALTHCARE CORPORATION
Annual Meeting of Shareholders
May 7, 2020 4:00 PM CT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen F. Flatt and Josh A. McCreary as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National HealthCare Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at City Center on the 14th Floor, 100 E. Vine Street, Murfreesboro, Tennessee, on Thursday, May 7th, at 4:00 PM Central Time and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1 AND "FOR" ITEMS 2, 3 AND "AGAINST" ITEM 4.

Continued and to be signed on reverse side